As filed with the Securities and Exchange Commission on November 9, 2007

Registration No. 333-<>

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHYTOMEDICAL TECHNOLOGIES, INC.

(Name of small business issuer in its charter)

87-0429962 (IRS Employer Identification Number)
Nevada (State or Other Jurisdiction of Organization)	3841 (Primary Standard Industrial Classification Code)

100 Overlook Drive, 2nd Floor Princeton, New Jersey 08540 Telephone: (800) 611-3388 Facsimile: (604) 659-5029 (Address and telephone of registrant's executive office)	Mr. Greg Wujek 100 Overlook Drive, 2nd Floor Princeton, New Jersey 08540 Telephone: (800) 611-3388 Facsimile: (604) 659-5029 (Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.

Sierchio Greco & Greco, LLP

110 East 59th Street, 29th Floor

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 486-0208

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ X ]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common stock, par value $0.00001 per share (2)	10,683,331	$0.37	$3,952,832	$121
Common stock, par value $0.00001 per share (3)	10,683,331	$0.40	$4,273,333	$131
Common stock, par value $0.00001 per share (4)	213,750	$0.40	$85,500	$3
TOTAL	21,580,412(5)		$8,311,665	$255

1.

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of the Registrant’s stock on November 7, 2007, as quoted on the Over the Counter Bulletin Board was $0.37. It is not known how many shares will be purchased under this Registration Statement or at what price shares will be purchased.

2.

These shares were issued to the Selling Stockholders pursuant to a private placement completed on September 25, 2007.

3.

These shares represent shares that may be offered pursuant to this registration statement and which are issuable upon exercise of the Registrant’s common stock purchase warrant dated September 25, 2007, (the “Warrants”) by the holder thereof. The Warrants are exercisable at a price of $0.40 per share.

4.

These shares represent shares that may be offered pursuant to this registration statement and which are issuable upon exercise of the Registrant’s common stock purchase warrant dated September 25, 2007, (the “Placement Warrants”) and issued by the Registrant to Palladium Capital, Inc. pursuant to an agreement dated September 17, 2007. The Placement Warrants are exercisable at a price of $0.40 per share.

5.

This Registration Statement includes an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated November 9, 2007

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PHYTOMEDICAL TECHNOLOGIES, INC.

21,580,412 Shares of Common Stock

This prospectus relates to the offering by the Selling Stockholders named in this prospectus (the “Selling Stockholders”) of up to 21,580,412 shares of our common stock inclusive of up to 10,897,081 issuable upon exercise of outstanding warrants (“Warrants”).  We are registering the offer and sale of these shares in order to satisfy registration rights we have granted to the Selling Stockholders.

The Selling Stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices or as otherwise described under the section of this prospectus titled “Plan of Distribution.” The Selling Stockholders may be deemed to be “underwriters,” as such term is defined in the Securities Act of 1933 as amended (the “Securities Act”).

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders. We may, however, receive proceeds upon exercise of the Warrants; we intend to use the proceeds, if any, from the exercise of the Warrants for general working capital purposes. We will pay for expenses of this offering.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “PYTO.”  The closing sale price for our common stock as reported on the Over-the-Counter Bulletin Board on November 7, 2007, was $0.37. The Selling Stockholders may sell their shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices.

Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 5 for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this Prospectus is _____, 2007.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

3

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

14

USE OF PROCEEDS

14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

16

BUSINESS

26

LEGAL PROCEEDINGS

35

MANAGEMENT

36

EXECUTIVE COMPENSATION

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

43

SELLING STOCKHOLDER

44

PLAN OF DISTRIBUTION

46

DESCRIPTION OF SECURITIES

48

SHARES ELIGIBLE FOR FUTURE SALE

50

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

50

LEGAL MATTERS

51

EXPERTS

51

WHERE YOU CAN FIND ADDITIONAL INFORMATION

51

FINANCIAL STATEMENTS

F-1

__________________________________

You should rely only on the information contained in this prospectus or any supplement hereto. We have not, and the Selling Stockholder has not, authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not, and the Selling Stockholder is not, making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

PROSPECTUS SUMMARY

This summary contains material information about the offering and us, which is described in detail elsewhere in the prospectus.  Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 5, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “PhytoMedical” refer to PhytoMedical Technologies, Inc., a Nevada corporation and its subsidiaries, and not to the Selling Stockholder.

Business

We are a Nevada corporation, originally incorporated in the state of Utah in 1986 and, through migratory mergers, changed our domicile first to Delaware in 1996 and then to Nevada in 2001. We have changed our name several times, the most recent being on September 7, 2004, when we changed our name from Enterprise Technologies, Inc. to PhytoMedical Technologies, Inc., to more fully reflect our business. Our authorized capital consists of 300,000,000 shares of common stock, $0.00001 par value per share (of which 200,398,288 shares were issued and outstanding on November 7, 2007) and 1,000,000 shares of preferred stock, $0.25 par value per share, none of which are issued and outstanding.

We are an early stage research based pharmaceutical company focused on the identification, acquisition, development and eventual commercialization of pharmaceutical and nutraceutical compounds and formulations. Along with our wholly-owned subsidiary, PolyPhenol Technologies Corporation, we are engaged in research efforts targeting diabetes and cancer.

Currently, through a sponsored research agreement with Iowa State University (“ISU”), we are working to synthesize certain insulin enhancing (or mimetic) compounds isolated and characterized from cinnamon bark over a ten year period by a team of USDA Agricultural Research Service scientists.  These compounds increase insulin sensitivity by activating key enzymes that stimulate insulin receptors while inhibiting the enzymes that deactivate them.

In addition, pursuant to PhytoMedical’s sponsored research agreement with Dartmouth College (“Dartmouth”), we are synthesizing and testing a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell, thereby stopping the replication of the DNA, which in turn precludes the growth of the cancer cells and should ultimately lead to their demise.

We currently do not have, and may never develop, any commercialized products. We have not generated revenues from our current operations and do not expect to do so for the foreseeable future.  On September 30, 2007, we had a cumulative deficit of $24,756,724.

Our executive offices are located at 100 Overlook Drive, 2nd Floor, Princeton, New Jersey, 08540. Our telephone number is 800-611-3388.  The address of our website is www.phytomedical.com.  Information on our website is not part of this prospectus.

Summary of Our Recent Private Placement

On September 25, 2007, we completed a private placement (the “Private Placement”) of 10,683,331 units, (the “Units”) at a price of $0.30 per Unit or $3,205,000 in the aggregate. Palladium Capital, LLC acted as the exclusive placement agent in connection with the private placement.

Each unit consisted of one share (collectively, the “Unit Shares”) of the Company’s common stock and one class A callable warrant to purchase a share of common stock at $0.40 per share for a period of three years from the date of issuance (the “Class A Warrants”).

In connection with the Private Placement, the Company agreed to file a registration statement for the purpose of registering the Unit Shares and the shares issuable upon the exercise of the Class A Warrants, for resale by the Selling Stockholders.

The Units were offered and sold to thirteen (13) investors all of whom are accredited investors as defined in Regulation D as promulgated under the Securities Act and all of whom are named as Selling Stockholders in this prospectus.

For its services in connection with the Private Placement, the Company paid Palladium Capital, LLC.  the following:

(a)

$10,000 as a non-accountable expense fee;

(b)

$85,500 as cash commissions related to the sale of the Units; and

(c)

a warrant (the “Placement Warrant”; and together with Class A Warrants, the “Warrants”) to purchase up to 213,750 shares at a price of $0.40 having the same terms and conditions as the Class  A Warrants. The shares issuable upon exercise of the Placement Warrant constitute a portion of the shares registered pursuant to the registration statement, of which this prospectus is part.

The proceeds of the Private Placement are being used by us for working capital purposes. Please refer to “Management’s Discussion and Analysis or Plan of Operation-Liquidity and Capital Resources.”

We have filed the registration statement, of which this prospectus is part, to satisfy our obligations with respect to the registration rights which we granted the Selling Stockholders.

Summary of the Offering

Common stock offered by Selling Stockholders	Up to 21,580,412 shares (1)
Common stock to be outstanding after offering	Up to 211,295,369 shares (assuming all of the Warrants are exercised)
Use of Proceeds	We will not receive any proceeds from sale of the common stock. However, we may receive funds as, if, and when the warrants are exercised. Such funds may be used for working capital purposes.
Over-The-Counter Bulleting Board Symbol	PYTO

1.  Consisting of 10,683,331 shares issued to the Selling Stockholders in connection with the Private Placement; 10,683,331 shares issuable to the Selling Stockholders upon exercise in full of the Warrants; and 213,750 shares issuable to Palladium upon exercise of the Placement Warrant.

RISK FACTORS

You should carefully consider the risks described below before purchasing our shares of our common stock.  Our most significant risks and uncertainties are described below; however, they are not the only risks we face.  If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.  You should acquire shares of our common stock only if you can afford to lose your entire investment.

We Have Experienced Significant Losses And Expect Losses To Continue For The Foreseeable Future.

We have yet to establish any history of profitable operations.  We have incurred annual operating losses of $3,869,499 and $4,261,079, respectively, during the past two fiscal years of operation.  As a result, at September 30, 2007, we had an accumulated deficit of $24,756,724.  We had no revenues during the last three fiscal years and we do not expect to generate revenues from our operations for the foreseeable future. Our profitability will require the successful commercialization of products, if any, derived from our ongoing research and development efforts.  No assurances can be given when this will occur or that we will ever be profitable.

We Currently Do Not Have, And May Never Develop, Any Commercialized Products.

We currently do not have any commercialized products or any significant source of revenue. We have invested substantially all of our time and resources over the last three years in the identification, research and development of pharmaceutical and nutraceutical technologies. The technologies, which are the subject of our ongoing research programs, will require additional research, development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before they can provide us with any revenue. Our efforts may not lead to commercially successful products for a number of reasons, including:

•

we may not be able to obtain regulatory approvals or the approved indication may be narrower than we seek;

•

our technologies or products, if any, derived from our research and development efforts may not prove to be safe and effective in clinical trials;

•

physicians may not receive any reimbursement from third-party payors, or the level of reimbursement may be insufficient to support widespread adoption of any products derived from our research and development efforts;

•

any products that may be approved may not be accepted in the marketplace by physicians or patients;

•

we may not have adequate financial or other resources to complete the development and commercialization of products derived from our research and development efforts;

•

we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and

•

rapid technological change may make our technologies and products derived from those technologies obsolete.

We Will Require Additional Financing To Sustain Our Operations And Without It We Will Not Be Able To Continue Operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2006, relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

At September 30, 2007, we had a working capital surplus of $1,454,035. We have an operating cash flow deficit of $733,929 for the nine months ended September 30, 2007, and have sustained operating cash flow deficits of $2,331,943 in 2006 and $2,117,231 in 2005. In September 2007, we received net proceeds of $3,109,500 from the Private Placement. Although we believe that we have sufficient financial resources and commitments to sustain our current level of research and development activities through the end of 2008, any expansion, acceleration or continuation of such activities (beyond 2008) will require additional capital which may not be available to us, if at all, on terms and conditions that we find acceptable.

The Success Of Our Research And Development Program Is Uncertain And We Expect To Be Engaged In Research And Development Efforts For A Considerable Period Of Time Before We Will Be In A Position, If Ever, To Develop And Commercialize Products Derived From Our Research Program.

We intend to continue with our research and development programs through at least 2008.  There is no assurance that such activities will ultimately lead to development of commercially viable technologies or potential products derived from such technologies. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations.  If our research and development requires more funding than we anticipate, then we may have to reduce technological development efforts or seek additional financing. There can be no assurance that we will be able to secure any necessary additional financing or that such financing would be available to us on favorable terms. Additional financings could result in substantial dilution to existing stockholders. There is no assurance that, even upon completion of our research program, we will ever be able to commercialize products, if any, derived from our research efforts or that we will be able to generate any revenues from operations.

Our Research And Development Program Is In The Preliminary Development Stage And The Results We Attain May Not Prove To Be Adequate For Purposes of Developing and Commercializing Any Products Or Otherwise To Support A Profitable Business Venture.

Our research program is targeting a new technology for diabetes that may improve the efficiency of insulin and an early stage technology for cancer which could have a ‘cytotoxic’ or poisonous effect on cancer cells.  These programs are still in their early phases and we will require significant further research, development, testing and regulatory approvals and significant additional investment before we will be in a position to attempt to commercialize products derived from our research and development programs.

There can be no assurances that our early stage research will be successful. The ultimate results of our ongoing research programs may demonstrate that the technologies being researched by us, both with respect to a compound targeting diabetes and a compound targeting cancer, may be ineffective, unsafe or unlikely to receive necessary regulatory approvals. If such results are obtained, we will be unable to create marketable products or generate revenues and we may have to cease operations.

We have not submitted any products or any technologies that are the subject of, or result from, our research and development activities for regulatory approval or clearances. Even if our research is successful, the process of obtaining necessary U.S. Food and Drug Administration (“FDA”) approvals or clearances can take years and is expensive and full of uncertainties. Additionally, approved products are subject to continuing FDA requirements relating to quality control and quality assurance, maintenance of records, reporting of adverse events and product recalls, documentation, labeling and promotion of medical products.  Compliance with such regulations may prove to be costly and may limit our ability to attain profitable operations.

We Will Not Directly Conduct Any Of Our Research And Development Activities And Therefore We Will Have Minimal Control Over Such Research.

We will rely primarily on ISU, Dartmouth, and third party contract research organizations, to conduct, monitor and assess our research.  We will have no control over the specifics of, and possible direction that the research may take.  Accordingly, there can be no assurance that such organizations will conduct our research in a manner that will lead to the commercialization of any products.

We are also dependent upon the services of certain key collaborating scientific personnel who are not employed by us, including the principal investigator with respect to our ongoing research related to cancer. The loss of this investigator’s services could have a materially adverse effect on us, unless a qualified replacement could be found. We have no control over whether our principal investigators or other scientific personnel will choose to remain involved with our projects. Since these individuals are not bound by contract to us nor employed by us directly, they might move on to other research.

We Are Subject To Substantial Government Regulation Which Could Materially Adversely Affect Our Business.

We have yet to develop any products for submission for regulatory approval. Any such products submitted for approval must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring any products to market; and, we cannot guarantee that approval will be granted. The pre-marketing approval process can be particularly expensive, uncertain and lengthy. A number of products for which FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

Delays in obtaining, or the rejection of necessary approvals by the FDA or other government entity may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States. In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk and significantly higher expenses. Even if regulatory approval is granted, this approval may entail limitations on uses for which any such product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market any products, based on our research and development program for broader or different applications or to market updated products that represent extensions of any such products.  In addition, we may not receive FDA approval to export products in the future, and countries to which products are to be exported may not approve them for import.

Any manufacturing facilities would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with any of our research and development efforts or products, if any, derived from such research and development, or facilities may result in marketing, sales and manufacturing restrictions, being imposed, as well as possible enforcement actions.

From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to our research and development programs and products, if any, derived from such research.  It is possible that the FDA will issue additional regulations further restricting the sale of products based on our underlying research and development activities. Any change in legislation or regulations that govern the review and approval process relating to our future products, if any, could make it more difficult and costly to obtain approval, or to produce, market, and distribute such products even if approved.

We May Be Required To Comply With Rules Regarding Animal Testing Which May Limit the Success of Our Research And Development Program.

Our research and development efforts involve laboratory animals. We may be adversely affected by changes in laws, regulations or accepted procedures applicable to animal testing or by social pressures that would restrict the use of animals in testing or by actions against our collaborators or us by groups or individuals opposed to such testing.

We May Be Liable For Contamination Or Other Harm Caused By Materials That We Handle And Changes In Environmental Regulations Could Cause Us To Incur Additional Expense.

Our research and development programs do not generally involve the handling of potentially harmful biological materials or hazardous materials, but they may occasionally do so. We, ISU, Dartmouth and our contract research organizations are subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations.

Even If We Were To Obtain Regulatory Approval In The Future For Any Products Derived From Our Ongoing Research Efforts, We Currently Lack Sales and Marketing Experience and Will Need To Rely On Third Parties For Such Services.

Our ability to achieve profitability is dependent in part on ultimately obtaining regulatory approvals for products, if any, that are derived from our research and development efforts and then entering into agreements for the commercialization of any such products. There can be no assurance that such regulatory approvals will be obtained or such agreements will be entered into. The failure to obtain any such necessary regulatory approvals or to enter into any such necessary agreements could delay or prevent us from achieving profitability and would have a material adverse effect on the business, financial position and results of our operations. Further, there can be no assurance that our operations will become profitable even if products, if any, that are derived from our research and development efforts, are commercialized.

If FDA and other approvals are eventually obtained with respect to any products derived from our research and development efforts and submitted for approval, we expect to market and sell such products through distribution, co-marketing, co-promotion or sublicensing arrangements with third parties.  We have no experience in sales, marketing or distribution of pharmaceutical or nutraceutical products and our current management and staff is not trained in these areas.  To the extent that we enter into distribution, co-marketing, co-promotion or sublicensing arrangements for the marketing and sale of any such products, any revenues received by us will be dependent on the efforts of third parties.  If any of such parties were to breach or terminate their agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of any products derived from our research and development efforts would be delayed or terminated.

We May Not Be Able To Attract And Retain Qualified Personnel Either As Employees Or As Consultants And, Without Such Personnel We May Not Be Successful In The Commercialization Of The Results Of Our Ongoing Research And Development Efforts.

Competition for qualified employees among companies in the pharmaceutical and nutraceutical industries is intense. Our future success depends upon our ability to attract, retain and motivate highly skilled employees. Our present management has no clinical or other experience in the development of pharmaceutical and nutraceutical products. Attracting desirable employees will require us to offer competitive compensation packages, including stock options. In order to successfully complete our research and development efforts and to commercialize the results of such efforts or the products, if any, derived from our research and development program, we must substantially expand our personnel, particularly in the areas of clinical trial management, regulatory affairs, business development and marketing. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Managing the integration of new personnel and our growth generally could pose significant risks to our development and progress. The addition of such personnel may result in significant changes in our utilization of cash resources and our development schedule.

We Expect To Operate In A Highly Competitive Market; We May Face Competition From Large, Well-Established Companies With Significant Resources, And Against Which We May Not Be Able To Compete Effectively.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive.

The pharmaceutical and nutraceutical industries are characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies may enjoy numerous competitive advantages, including:

•

significantly greater name recognition;

•

established relations with healthcare professionals, customers and third-party payors;

•

established distribution networks;

•

additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•

greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and

•

greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

We May Become Subject To Claims Of Infringement Or Misappropriation Of The Intellectual Property Rights Of Others, Which Could Prohibit Us From Commercializing Products Based On Our Research And Development Program, Require Us To Obtain Licenses From Third Parties Or To Develop Non-Infringing Alternatives, And Subject Us To Substantial Monetary Damages And Injunctive Relief.

We do not have any patents regarding any of our research and development activities. We may not be able to assert any rights, under our sponsored research agreements, to any patents held by ISU’s Iowa State University Research Foundation Inc. (“ISURF”) or Dartmouth. Third parties could, in the future, assert infringement or misappropriation claims against us with respect to our current research and development program or future products, if any, derived from our research and development program. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of such third parties.

Any infringement or misappropriation claim could cause us to incur significant costs, could place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents were upheld as valid and enforceable and we were found to infringe, we could be prohibited from continuing our research and development activities and from marketing or selling products, if any, derived from our research efforts unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain a license on terms acceptable to us, if at all, and we may not be able to commercialize any products. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

Failure To Obtain Third Party Reimbursement For Products, If Any, Derived From Our Research And Development Efforts Could Limit Our Potential Revenue.

In the United States, success in obtaining payment for a new product from third parties, such as insurers, depends greatly on the ability to present data which demonstrates positive outcomes and reduced utilization of other products or services, as well as cost data which shows that treatment costs using the new product are equal to or less than what is currently covered for other products. If we are unable to obtain favorable third party reimbursement and patients are unwilling or unable to pay for such products or services out-of-pocket, it could limit our revenue and harm our business.

Mr. Harmel S. Rayat, Our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, And  Director, Is Able To Substantially Influence All Matters Requiring Approval By Our Stockholders, Including The Election Of Directors.

As of November 7, 2007, Mr. Harmel S. Rayat, beneficially owned approximately 59% of our outstanding common stock. Even if all of the Warrants are exercised, Mr. Rayat would still own approximately 56% of our then issued and outstanding shares of our common stock. Accordingly, he will be able to substantially influence all matters requiring approval by our stockholders, including the election of directors. Our Articles of Incorporation do not provide for cumulative voting in the election of directors and, therefore, although they are able to vote, our other stockholders should not expect to be able to elect any directors to our Board of Directors.

We Rely On Management, The Loss Of Whose Services Could Have A Material Adverse Effect On Our Business.

We rely upon the services of our Board of Directors and management, in particular those of our President and Chief Executive Officer, Mr. Greg Wujek, and those of our Chief Financial Officer, Mr. Harmel Rayat; the loss of the services of either Mr. Wujek or Mr. Rayat, could have a material adverse affect on our business and prospects.  Competition for qualified personnel to serve in a senior management position is intense.  If we are not able to retain our directors and management, or attract other qualified personnel, we may not be able to fully implement our business strategy; failure to do so would have a materially adverse impact on our future prospects.

Other than our employment agreement with our President, Mr. Greg Wujek, we currently have no employment agreements with any of our officers and directors imposing any specific condition on our officers and directors regarding their continued employment by us. Our officers and directors are also officers, directors and employees of other companies, and we may have to compete with such other companies for their time, attention and efforts.

Except for Mr. Wujek, who is employed on a full time basis by us, none of our officers and directors is expected to spend more than approximately five (5%) of their time on our business affairs.  We do not maintain key man insurance on any of our directors or officers.

Our Stock Price Historically Has Been And May Continue To Be Highly Volatile.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, many of which are beyond our control, include, in addition to other risk factors described in this section, the announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and general economic, industry and market conditions may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by our stockholders  (including the Selling Stockholders pursuant to this prospectus) and by us, and subsequent sale of common stock by the holders of warrants and options, could have an adverse effect on the market price of our shares.

Volatility in the market price for particular companies has often been unrelated or disproportionate to the operating performance of those companies. Broad market factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial costs, potential liabilities, and the diversion of management’s attention and resources. To the extent our stock price fluctuates and/or remains low, it could cause you to lose some or all of your investment and impair our ability to raise capital through the offering of additional equity securities.

Our Common Shares Are Thinly Traded, So You May Be Unable To Sell At Or Near Ask Prices Or At All If You Need To Sell Your Shares To Raise Money Or Otherwise Desire To Liquidate Your Shares.

Our common shares have historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. As of September 30, 2007, our average trading volume per day for the past three months was 43,863 shares a day with a high volume of 192,800 shares traded (September 4, 2007) and a low of volume of 2,000 shares traded (July 5, 2007). This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The Trading Price Of Our Common Stock May Not Reflect Its Value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general conditions in the biopharmaceutical industry, market demand for our common stock, various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

Our Common Stock Is A Penny Stock And Because “Penny Stock” Rules Will Apply, You May Find It Difficult To Sell The Shares Of Our Common Stock You Acquired In This Offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a “penny stock” is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

We Do Not Intend To Pay Dividends For The Foreseeable Future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus.  As a result, all proceeds from the sales of the common stock will go to the Selling Stockholder and we will not receive any proceeds from the resale of the common stock by the Selling Stockholder.  We will, however incur all costs associated with this registration statement and prospectus.

We may receive funds as, if, and when the Warrants are exercised.  Such funds, if any, will be used for working capital purposes. The holders of the Warrants have no obligation to exercise the Warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted for trading on the OTC Bulletin Board under the symbol “PYTO.”  The quotations shown reflect inter-dealer prices, without mark-up markdown or commission and may not necessarily represent actual transactions. The following table sets forth the high and low sale prices for the periods indicated:

2007

High

Low

October 1, 2007 to November 7, 2007

$0.47

$0.34

Third Quarter 2007

$0.50

$0.27

Second Quarter 2007

$0.51

$0.32

First Quarter 2007

$0.55

$0.36

2006

Fourth Quarter 2006

$0.88

$0.39

Third Quarter 2006

$0.63

$0.38

Second Quarter 2006

$1.34

$0.63

First Quarter 2006

$1.54

$0.96

2005

Fourth Quarter 2005

$1.09

$0.56

Third Quarter 2005

$1.12

$0.65

Second Quarter 2005

$1.46

$0.89

First Quarter 2005

$1.24

$0.85

On November 7, 2007, the closing price of our common stock as reported on the OTC Bulletin Board was $0.37.  As of November 7, 2007, we had 299 stockholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

We have reserved an aggregate of 25,000,000 shares of our common stock for issuance pursuant to our 2001 and 2005 Stock Option Plans. The following table represents the number of shares issuable upon exercise and reserved for future issuance under these plans as of September 30, 2007.

Number of securities

remaining available for

Number of Securities to be

Weighted-average exercise

future issuance under

issued upon exercise of

price of outstanding

equity compensation plans

outstanding options,

options, warrants and

(excluding securities

warrants and rights

rights

reflected in column (a))

Plan Category

(a)

(b)

(c)

____________________________________________________________________________________________________________

Equity compensation plans

approved by security holders

2,000,000

$0.52

20,275,000

____________________________________________________________________________________________________________

Total

2,000,000

$0.52

20,275,000

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the Board of Directors deems relevant. Our Board of Directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, and should be read in conjunction with our financial statements and related notes. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. In addition, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties, including, but not limited to, those discussed in “Risk Factors,” “Forward Looking Statements” and elsewhere in this prospectus.

Overview and Business Objectives

We are an early stage research based pharmaceutical company focused on the identification, acquisition, development and eventual commercialization of pharmaceutical and nutraceutical compounds and formulations.  Along with our wholly-owned subsidiary, PolyPhenol Technologies Corporation, we are undertaking research efforts targeting diabetes and cancer.

Diabetes Research

Through a sponsored research agreement with ISU, we are working to synthesize certain insulin enhancing (or mimetic) compounds isolated and characterized from cinnamon bark over a ten year period by a team of USDA Agricultural Research Service scientists.  These compounds increase insulin sensitivity by activating key enzymes that stimulate insulin receptors while inhibiting the enzymes that deactivate them.

The primary objectives of our research are to synthesize the active compounds found in cinnamon and characterize their beneficial health effects in cell cultures systems, animals, and ultimately humans. Once active compounds have been synthesized, characterized and tested, we intend to apply for patents for the synthesis and use of such synthetic compounds. Our goal is to develop a pharmacologically approved product that could be ingested orally.

Cancer Research

Pursuant to PhytoMedical’s sponsored research agreement with Dartmouth, we are synthesizing and testing a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell. Previous studies conducted by Dartmouth using a mouse cell line, have demonstrated that such binding (or intercalation) should stop the replication of the DNA, and, ultimately, lead to the death of the cancer cell.  Following the preparation of starting materials, researchers will design, synthesize and test new examples of compounds known to bind to DNA, called bis-acridines; these bis-acridines will be tethered to the DNA with both flexible and semi-rigid linking chains.  If successfully synthesized, the compounds will be submitted for evaluation in human cancer cell lines.

Depending on research outcomes, our plans are to fund various in vitro (test tube) and in vivo (animal) experiments that will involve the use of several commercially available human cancer cell lines covering key areas of concern such as glioblastoma (tumors related to the central nervous system, including but not limited to the brain, spinal cord and optic nerve), small cell lung, breast, kidney, pancreatic, and liver cancers.  Our goal, based on the results of both the in vitro and in vivo tests, will involve identification of the key compound(s) that demonstrated the greatest anti-cancer activity per human cancer cell line.

Cachexia and Obesity Research

On August 7, 2007, our subsidiary, PhytoMedical Technologies Corporation, provided 60-days notice of termination of its exclusive worldwide licensing agreement with New York University for certain patented inventions related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources, thereby discontinuing our previous obesity and cachexia research efforts.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect reported amounts and related disclosures. We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition. Our financial statements do not include any significant estimates that would have a material impact on our results of operations or financial condition.

General and Administrative Expenses

Our general and administrative expenses consist primarily of personnel related costs, legal costs, including intellectual property, investor relations, accounting costs, and other professional and administrative costs.

Research and Development Costs

Most of our operating costs to date have been for research and development activities. Research and development costs represent costs incurred to develop our technology pursuant to our research and development agreements and include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. We charge all research and development expenses to operations as they are incurred. We do not track research and development expenses by project.

Results of Operations

	Nine Months ended September 30
	2007	2006
	(unaudited)
Revenues	$0	$0

General and administrative
Management fees and consulting fees – Related party	3,400	11,200
Investor Relations	37,215	849,545
Interest expense – related party	81,371	86,487
Other operating expense	448,749	516,581
Research and Development	120,325	484,978
Stock Based Compensation	1,169,697	1,026,987

Total General and Administrative Expenses	1,860,757	2,975,778

Operating Loss	(1,860,757)	(2,975,778)

Other Income
Interest Income	9,028	12,892

Provision for Income Taxes	-	-

Net Loss	($1,851,729)	($2,962,886)

	Years Ended December 31
	2006	2005
	(audited)

Revenues	$0	$0

General and administrative
Management fees and consulting fees – Related party	18,300	6,000
Investor Relations	999,894	1,589,440
Other operating expense	860,801	479,685
Research and Development	547,196	267,745
Stock Based Compensation	1,443,308	924,000
Stock Offering Costs	0	994,209

Total General and Administrative Expenses	3,869,499	4,261,079

Operating Loss	(3,869,499)	(4,261,079)

Other Income
Interest Income	16,930	3,697

Provision for Income Taxes	-	-

Net Loss	($3,852,569)	($4,257,382)

For the Nine Months Ended September 30, 2007 and 2006

We had no revenues in the nine months ended September 30, 2007 and 2006. Our general and administrative expenses decreased 37% to $1,860,757 in the nine months ended September 30, 2007, from $2,975,778 in the same period in 2006. This decrease in net loss was primarily attributable to a decrease in investor relations costs.

Interest income decreased 30% to $9,028 in the nine months ended September 30, 2007, from $12,892 during the same period in 2006, reflecting the lower average cash balances maintained during most of the quarterly period in 2006.

We incurred net losses of $1,851,729 and $2,962,886 during the nine months ended September 30, 2007 and 2006, respectively. This decrease in net loss was primarily attributable to a decrease in investor relations costs.

For the Years Ended December 31, 2006 and 2005

We did not generate revenues for the years ended December 31, 2006 and December 31, 2005.

During 2006, we incurred $3,869,499 in general and administrative expenses, a decrease of 9% over 2005 expenses of $4,261,079.  The decrease is primarily attributable to decreases in investor relations costs and capital raising expenses.

Interest income was $16,930 and $3,697 for the years ended December 31, 2006, and 2005, respectively. Interest earned in the future will be dependent upon our funding cycles and prevailing interest rates.

For the year ended December 31, 2006, the Company recorded a net loss of $3,852,569, a decrease of 10%, compared to a net loss of $4,257,382 for the same period in 2005. The decrease is primarily attributable to decreases in investor relations costs and capital raising expenses.

Liquidity and Capital Resources

Our operating activities used cash for the twelve months ended December 31, 2006, 2005 and the nine months ended September 30, 2007 was $2,331,943, $2,117,231 and $733,929, respectively. Our working capital surplus (deficit) was $(1,210,405) as of December 31, 2006 and $1,454,035 as of September 30, 2007. Cash used by operations in the nine months ended September 30, 2007, resulted primarily from our net loss from operations of $1,851,729, a decrease in accounts payable of $139,707 and accrued interest expenses of $76,692.

Our financing activities provided $2,675,997 in cash for the twelve months ended December 31, 2006, which consists primarily of $3,165,997 in proceeds through the common stock purchase agreement with Fusion Capital Fund II, LLC.

Our financing activities provided $3,560,000 in cash for the nine months ended September 30, 2007, consisting of $3,205,000 from a private placement, $230,000 pursuant to the common stock purchase agreement with Fusion Capital Fund II, LLC and $125,000 from the net proceeds of a loan from Mr. Rayat.  The following table summarizes our financing activity during this period:

Financing Source	YEAR ENDING DECEMBER 31,		Quarter Ending
	2006	2005	September 30, 2007
Loans	$0	$900,000	$150,000
Loans Repaid	$(490,000)	$(21,000)	$(25,000)
Exercise of Options	$0	$420,000	$0
Exercise of Warrants	$0	$100,000	$0
Private Placement	$0	$0	$3,205,000
Common Stock Purchase Agreement with Fusion Capital	$3,165,997	$465,003	$230,000
Total	$2,675,997	$1,864,003	$3,560,000

We terminated our agreement with Fusion Capital Fund II, LLC on May 29, 2007.

Recent Financing

On September 25, 2007, we completed the Private Placement for which Palladium Capital, LLC acted as the exclusive placement agent. The Private Placement consisted of the sale of 10,683,331 units (the “Units”) at a price of $0.30 per Unit or $3,205,000 in the aggregate.

Each Unit consisted of one Unit Share and one Class A Warrant. Each Class A Warrant entitles the holder to purchase one share (collectively, the “Underlying Shares”) of the Company’s common stock at

$0.40 per share for a period of three years from the date of issuance.

The Units were offered and sold to thirteen (13) investors (the “Investors”) all of whom are accredited investors as defined in Regulation D as promulgated under the Securities Act and all of whom are named as Selling Stockholders in this prospectus.

In connection with the Private Placement, the Company agreed to file a registration statement for the purpose of registering the Unit Shares and the Underlying Shares, for resale by the Investors. The Unit Shares comprise approximately 5.3% of the Company’s issued and outstanding shares as at November 7, 2007. We also granted the Selling Stockholders anti-dilution protection in the event that we issue or sell, for a period of fifteen months from the closing date of the Private Placement, our common stock at a price per share which is less than the Unit Price ($0.30) paid by the Investors.

For its services in connection with the Private Placement, the Company paid Palladium the following:

(a)

$10,000 as a non-accountable expense fee;

(b)

$85,500 as cash commissions related to the sale of the Units;

(c)

the Placement Warrant, which entitles the holder to purchase up to 213,750 shares of the Company’s common stock at a price of $0.40 for a period of three (3) years from the closing date of the Private Placement; the Placement Warrant has the same terms and conditions as the Class  A Warrants.

The proceeds of the Private Placement are being used by us for working capital purposes.

Provided that the Underlying Shares are either the subject of an effective registration statement relating to their resale or subject to resale without restriction pursuant to Rule 144(k) of the Securities Act, the Warrants may be redeemed by the Company if its common stock trades at a price of $0.70 or higher for 10 consecutive trading days on the OTCBB. The Warrants are redeemable at a price of $0.01 per Warrant. Redemption is made by the Company giving a thirty (30) day written notice of redemption (following the expiration of the 10 trading day period) to the holders of the Warrants specifying a redemption date which is no less than 30 days from the date of such notice.  The Warrant holders may exercise the Warrants up to and including the Redemption Date. Any warrants not exercised by 6:30 pm on the Redemption date may no longer be exercised and will be redeemed by the Company.

If the Company has not filed and caused to be declared effective a registration statement within one year of the original issuance date of the Warrants covering the resale of the Underlying Shares, the Warrant holders, at their option, may exercise the Warrants in a cashless exercise transaction.

We have filed the registration statement of which this prospectus is part to satisfy our obligations with respect to the registration rights which we granted the Selling Stockholders.

We believe that we now have sufficient working capital to satisfy our contractual obligations (described below) as well as our general working capital requirements through at least December 31, 2008.

Contractual Obligations

Iowa State University (ISU)

On February 1, 2007, through our wholly owned subsidiary, PolyPhenol Technologies Corporation, we entered into an expanded sponsored research agreement with ISU. Under terms of the agreement, PhytoMedical will continue to undertake its research at ISU for development of the Company’s novel, synthesized type A-1 ‘polyphenolic’ compounds.

Contractual Obligations to ISU:

Year 1: $62,251 to ISU in four equal quarterly installments , the first of which is due within 30 days of signing of the sponsored research agreement, the second of which is due to ISU 3 months from the previous payment;

Year 2: $70,295 to ISU in four equal quarterly installments, the first of which is due to ISU 3 months from the previous payment; and

Year 3: $72,140 to ISU in four equal quarterly installments, the first of which is due to ISU 3 months from the previous payment.

All rights, title, and interest in any subject invention made solely by us are owned by us, solely by ISU are owned by ISU, owned jointly by the two parties if made by any of the parties. The agreement or parts thereof, is subject to termination at any time by mutual consent.  Any party may unilaterally terminate the entire agreement at any time by giving the other party written notice not less than sixty calendar days prior to the desired termination date.

As at September 30, 2007, we had paid a total of $192,633 under the terms of our agreement with ISU.  As of November 7, 2007, we have paid $208,196 under the terms of our agreement with ISU.

License Agreement

On June 12, 2006, through our wholly owned subsidiary, PolyPhenol Technologies Corporation, we entered into an exclusive license agreement with ISURF to develop, market and distribute novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by the USDA's Agricultural Research Service.

Under terms of the agreement, we have to pay to ISURF license fees of $320,000, of which $20,000 is payable (paid) within 30 days of execution of the agreement, $50,000 is payable upon completion of the first successful Phase 2 clinical trial and the remaining $250,000 is payable upon first approval by the regulatory authority on new drug application. In addition, ISURF will receive royalty payments equal to 5% on the net sales of products, except that 3% will apply on the net sales of pharmaceutical products. We will pay a minimum annual royalty of $20,000, $50,000 and $100,000 in calendar years 2010, 2011, 2012 and onwards, respectively. We also have to reimburse ISURF the costs incurred for filing, prosecuting and maintaining the licensed patents together with 15% of the said costs, not exceeding $10,000, as the administration fee. We will administrate the development, regulatory approval and commercialization of the compounds and pursue future collaborative arrangements.

As of September 30, 2007, we paid an aggregate of $20,000 for the license fee and $31,223 for reimbursement of the patent costs and research expenses as per our agreement with ISURF.

Dartmouth Agreement

Pursuant to PhytoMedical’s sponsored research agreement with Dartmouth, we are synthesizing and testing a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell.  Previous studies conducted by Dartmouth using a mouse cell line, have demonstrated that such binding (or intercalation) should stop the replication of the DNA, and, ultimately, lead to the death of the cancer cell.  Following the preparation of starting materials, researchers will design, synthesize and test new examples of compounds known to bind to DNA, called bis-acridines; these bis-acridines will be tethered to the DNA with both flexible and semi-rigid linking chains.  The compounds will be submitted for evaluation in human cancer cell lines.

Depending on research outcomes, our plans are to fund various in vitro (test tube) and in vivo (animal) experiments that will involve the use of several commercially available human cancer cell lines covering key areas of concern such as glioblastoma (tumors related to the central nervous system, including but not limited to the brain, spinal cord and optic nerve), small cell lung, breast, kidney, pancreatic, and liver cancers.  Our goal, based on the results of both the in vitro and in vivo tests, will involve identification of the key compound(s) that demonstrated the greatest anti-cancer activity per human cancer cell line.

Dartmouth granted us the option of a world-wide, royalty-bearing exclusive license to make, have made, use and sell in the field of oncology, the products embodying or produced through Dartmouth’s previous and future patents and through any joint-inventions related to the agreement, at reasonable terms and conditions as the parties may agree. We will reimburse Dartmouth for all costs associated with obtaining and maintaining Dartmouth’s pre-existing patents related to the subject technology.

As of September 30, 2007, we paid in total of $16,375 for research expenses as per our agreement with Dartmouth.

Loan Obligations

Additionally, we had the following loan repayment commitments to Mr. Harmel S. Rayat as at September 30, 2007:

Date of Loan

Amount

Interest Rate

Due Date

Payment Status

December 2004

$250,000

8.25%

On demand

Repaid in full

December 2004

$323,776

8.50%

On demand

$250,000 Outstanding ($73,776 has

been repaid)

March 2005

$750,000

8.50%

On demand

Outstanding in full

May 2007

$150,000

11.25%

On demand

Repaid in full

Except for our sponsored research agreement commitments with ISU and Dartmouth, and our loan repayment obligations, we have no other material capital expenditures planned during fiscal 2007.

At December 31, 2006, we had a net operating loss carry-forward for federal income tax purposes of approximately $18,213,000 expiring at various dates through 2026. The potential effect of the next operating loss carry-forward is not ascertainable at this time.

Related Party Transactions

For a description of our related party transactions, see the “Certain Relationships and Related Transactions” section of this prospectus and the related notes to our financial statements appearing at the end of this prospectus.

Off Balance Sheet Arrangements

We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Qualitative and Quantitative Disclosures About Market Risk

Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and US Treasury obligations, with the effective duration of the portfolio within one year, which we believe, are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying SFAS No. 159.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 158-1.  This FASB Staff Position (FSP) updates the illustrations contained in Appendix B of FASB No. 87, “Employers’ Accounting for Pensions”, Appendix B of FASB Statement No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and Appendix C of FASB Statement No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, to reflect the provisions of FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This FSP also amends the questions and answers contained in FASB Special Reports, “A Guide to Implementation of Statement 87 on Employers’ Accounting

for Pensions, A Guide to Implementation of Statement 88 on Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and A Guide to Implementation of Statement 106 on Employers’ Accounting for Postretirement Benefits Other Than Pensions”, and incorporates them into Statements 87, 88, and 106 as Appendixes E, C, and F, respectively. This FSP supersedes those FASB Special Reports. Finally, this FSP makes conforming changes to other guidance and technical corrections to Statement 158. This FSP does not provide additional implementation guidance for Statement 158 beyond the conforming changes, nor does it change any of the provisions of Statement 158. Currently the Company does not have any employers’ Pensions and Postretirement Benefits which require the adoption of this Statement, so the Statement will have no impact on the financial statements.

BUSINESS

This description contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements as a result of certain of the risks set forth herein. We assume no obligation to update any forward-looking statements contained herein.

Overview

We are an early stage research based pharmaceutical company focused on the identification, acquisition, development and eventual commercialization of pharmaceutical and nutraceutical compounds and formulations targeting diabetes and cancer.

Since we have not yet submitted any products or any elements of our research and development efforts for regulatory approval, the statements contained in this prospectus regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the FDA or any other governmental or regulatory agency.

Through our research agreement with ISU, we are working to synthesize certain insulin enhancing (or mimetic) polyphenolic compounds isolated and characterized from cinnamon bark, which have been shown to increase sugar metabolism by a factor of 20 in test tube assays using fat cells. These compounds increase insulin sensitivity by activating key enzymes that stimulate insulin receptors while inhibiting the enzymes that deactivate them.

Insulin is a hormone made by the pancreas to help the body use glucose (sugar) for energy. In people with type-2 diabetes, either the pancreas doesn't make enough insulin or the body is unable to use it correctly. Without sufficient insulin, glucose accumulates in the blood and urine and the cells of the body are starved, a condition known as diabetes - the leading cause of end-stage renal disease, blindness and lower limb amputations.  Diabetes reportedly affects 18 million Americans and is expected to rise to 30 million by 2030. As one of the leading causes of death and illness worldwide, diabetes costs the American health care system more than an estimated $132 billion each year.

  Pursuant to PhytoMedical’s sponsored research agreement with Dartmouth, we are synthesizing and testing a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell.  Previous studies conducted by Dartmouth using a mouse cell line, have demonstrated that such binding (or intercalation) should stop the replication of the DNA, and, ultimately, lead to the death of the cancer cell.  Following the preparation of starting materials, researchers will work towards designing and synthesizing new examples of compounds known to bind to DNA, called bis-acridines; these bis-acridines are tethered with both flexible and semi-rigid linking chains to the DNA.  Depending upon the success of our efforts to synthesize the anti-cancer agents, the compounds will be submitted for evaluation in human cancer cell lines.

Depending on research outcomes, our plans are to fund various in vitro (test tube) and in vivo (animal) experiments that will involve the use of several commercially available human cancer cell lines covering key areas of concern such as glioblastoma (tumors related to the central nervous system, including but not limited to the brain, spinal cord and optic nerve), small cell lung, breast, kidney, pancreatic, and liver cancers.  Our goal, based on the results of both the in vitro and in vivo tests, will involve identification of the key compound(s) that demonstrated the greatest anti-cancer activity per human cancer cell line.

Material Agreements

On July 29, 2004, through our (majority owned) subsidiary PhytoMedical Technologies Corporation, we entered into an exclusive world-wide licensing agreement with New York University for certain patented inventions related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources. On August 7, 2007 PhytoMedical Technologies Corporation gave a 60-days notice of termination of its exclusive worldwide licensing agreement with New York University, thereby discontinuing our obesity and cachexia research efforts.

On February 1, 2007, Polyphenol Technologies Corporation, entered into an expanded sponsored research agreement with ISU. Under terms of the agreement, PhytoMedical will continue to undertake its research at ISU for development of our novel, synthesized type A-1 ‘polyphenolic’ compounds.  Using proprietary chemical processes, we are working to synthetically engineer these polyphenolic compounds, a group of naturally-occurring chemical substances found in plants.

The agreement or parts thereof, is subject to termination at any time by mutual consent.  Any party may unilaterally terminate the entire agreement at any time by giving the other party written notice not less than sixty calendar days prior to the desired termination date. All rights, title, and interest in any subject invention made solely by the Company are owned by the Company, solely by ISU are owned by ISU, and owned jointly by the two parties if made by any of the parties.

On May 25, 2007, we entered into a research agreement with Dartmouth, in the area of cancer research, specifically furthering research and development of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, using bis-acridines, a set of compounds known to bind to cancer DNA. Dartmouth granted us the option of a world-wide, royalty-bearing exclusive license to make, have made, use and sell in the field of oncology, the products embodying or produced through Dartmouth’s previous and future patents and through any joint-inventions related to the research agreement, at reasonable terms and conditions as the parties may agree. We will reimburse Dartmouth for all costs associated with obtaining and maintaining Dartmouth’s pre-existing patents related to the subject technology. Please refer to “Current Research and Development Activities-Cancer Research” below.

Current Research and Development Activities

Diabetes Research

Over a ten year period, a team of USDA Agricultural Research Service scientists have isolated and characterized several compounds found in cinnamon, and have demonstrated that these compounds may be important in the control of glucose intolerance and diabetes.  The USDA’s Agricultural Research Service scientists led a double-blind, controlled study on 60 people with type-2 diabetes using cinnamon and a placebo. Ten patients received one-gram cinnamon daily for 40 days; 10 received three grams daily; and 10 received six grams daily after meals. Thirty placebo patients received capsules of one, three, or six grams of placebo after meals for 40 days.

Blood measurements were taken at 0, 20, 40 and 60 days (20 days after last capsules). There was no significant change in blood glucose, triglycerides, total cholesterol, or LDL cholesterol among the placebo patients over the 60 days. However, the cinnamon patients had blood-glucose decreases of 18 to 29% and triglyceride decreases of 23 to 30%. Total cholesterol went down 12 to 26%, while LDL cholesterol dropped 7 to 27%. There was overall no significant change in HDL cholesterol levels. No side effects were observed and the study found that the beneficial effects of cinnamon lasted for at least 20 days after people stopped taking it.

This study, which was published in Diabetes Care in December 2003, a journal of the American Diabetes Association, demonstrates that certain polyphenolic compounds found in cinnamon have potential activity to normalize blood sugar and fat metabolism in people where it was impaired. Impaired sugar and fat metabolism, present in millions around the world, may lead to type-2 diabetes and cardiovascular diseases.

The primary objective of our sponsored research with ISU is (a) to synthesize the active components found in cinnamon, and (b) to characterize the beneficial health effects of these components in cell culture systems, animals and ultimately humans. Once active compounds have been synthesized, characterized and tested, we intend to apply for patents for synthesis and use of synthetic compounds as nutrient supplements or additives for foods and beverages.  Our final goal is to develop a pharmacologically approved product that could be either ingested as a pill or added to food and drink products.

The agreement with ISU grants us an option to negotiate an exclusive license to any invention or other intellectual property conceived or reduced to practice under the agreement which is patentable or otherwise protectable under Title 35 of the United States Code or under the patent laws of a foreign country. There can be no assurance that such a license will be granted to us or that we can obtain a license on terms favorable to us. If we do not obtain an exclusive license, our ability to generate revenue in the future would be adversely affected. Please refer to “Risk Factors.”

We also expect to enter into additional research agreements and licenses in the future that relate to important technologies that may be necessary for the development and commercialization of related and unrelated products. These agreements and licenses may impose various commercialization, indemnification, royalty, insurance and other obligations on us, which, if we fail to comply may result in the termination of these agreements and licenses or make the agreements and licenses non-exclusive, which could affect our ability to exploit important technologies that are required for successful development of our products.

Cancer Research

Through PhytoMedical’s sponsored research agreement with Dartmouth, scientists are synthesizing and testing a novel class of anti-cancer agents which have a ‘cytotoxic’ or poisonous affinity for cancer cells, and are designed to bind tightly to cancer cell DNA (deoxyribonucleic acid), the blueprint of life for the cancer cell.  Such binding stops the replication of the DNA, which prevents the growth of the cancer cell and leads to its death.

DNA is present in the nucleus of every cell of all living organisms and determines all that we are. While the polymeric molecule consists of billions of atoms, only four nucleic acid bases – “letters” in the DNA al–abet -- are used by all living organisms in the form of base pairs: adenine (A), guanine (G), thymine (T), and cytosine (C).  Common to all living organisms, their cells constantly divide, a process where the DNA in the nucleus of the original cell replicates itself to be present in the nuclei of the two new (“daughter”) cells.  If this replication cannot occur, the cell will die.

Cancer cells typically divide faster than normal cells, have larger nuclei and more DNA than normal cells, and are often more susceptible to drugs than normal cells. Therefore, one anticancer strategy is to design molecules that will block the replication of DNA. One such mechanism is “intercalation”, in which the drug inserts itself between adjacent base pairs of DNA and, in so doing, blocks DNA replication, and eventually leads to death of the cancer cell.

PhytoMedical’s strategy is to design molecules (“bis-intercalators”) that can intercalate simultaneously at two DNA sites and attack and bind to the DNA of specific cancer cells in order to stop their replication, which should ultimately result in the death of the cancer cells.

Our sponsored research at Dartmouth involves the chemical synthesis of several variations of novel bis-acridines for cancer and evaluation.  Following the preparation of starting materials, researchers will design, synthesize and test new examples of compounds known to bind to DNA, called bis-acridines; these bis-acridines will be tethered to the DNA with both flexible and semi-rigid linking chains, following the initial leads published in the relevant Dartmouth patent.  The compounds will be submitted for evaluation in human cancer cell lines.

Depending on research outcomes, our plans are to fund various in vitro (test tube) and in vivo (animal) experiments that will involve the use of several commercially available human cancer cell lines covering key areas of concern such as glioblastoma (tumors related to the central nervous system, including but not limited to the brain, spinal cord and optic nerve), small cell lung, breast, kidney, pancreatic, and liver cancers.  Our goal, based on the results of both the in vitro and in vivo tests, will involve identification of the key compound(s) that demonstrated the greatest anti-cancer activity per human cancer cell line.

The key compound(s) will then be subjected to the FDA requirements of an Investigational New Drug Application (IND).  Our long term goal is to successfully complete the FDA required clinical requirements of all phases of development, leading to the application of a New Drug Application (NDA).

Dartmouth granted us the option of a world-wide, royalty-bearing exclusive license to make, have made, use and sell in the field of oncology, the products embodying or produced through Dartmouth’s previous and future patents and through any joint-inventions related to the Agreement, at reasonable terms and condition as the parties may agree. We will reimburse Dartmouth for all costs associated with obtaining and maintaining Dartmouth’s pre-existing patents related to the subject technology.

Our Potential Market Opportunity

Assuming the results from our ongoing research and development efforts prove successful, and subject to our receiving regulatory approvals, we believe that we will be able to address two important market segments: diabetes and cancer. However, there is no assurance that:

•

the potential market for products, if any, derived from our research and development efforts, will be sufficient to sustain profitable operations, or will be of a magnitude that would warrant the commercialization of any such products following receipt of regulatory approval;

•

such products will fulfill the potential of these markets or otherwise capture a share, if any, of the potential market to warrant continued commercialization; or

•

the availability of competing products and technologies at that time will render products, if any, derived from our research and development efforts, obsolete and commercially unviable regardless of the market for products intended to treat diabetes and cancer.

Diabetes

We believe there is a demonstrated need for improved treatment options for diabetes.  Diabetes, which results from the body’s inability to produce enough insulin or use it efficiently, affects 18.2 million people in the United States, or approximately 6.3% of the population. This number is expected to rise to over 30 million by 2030. Linked to about 213,000 deaths annually, diabetes is reportedly the sixth leading cause of death in the United States and is the leading cause of end-stage renal disease, blindness and lower limb amputations.  Diabetes accounts for approximately $92 billion in direct medical costs and another approximate $40 billion in indirect costs.  It has been estimated that as many as 366 million people, or 4.4% of the world’s population, will be diabetic by 2030, an increase of 195 million, or 2.8% of the population, in 2000.  By 2030, five countries alone are projected to have 187.2 million cases of diabetes, 51.1% of the total, with approximately 30 million cases are expected in the United States alone.

Cancer

We believe there is a demonstrated need for improved treatment options for cancer.

As the nation’s second leading cause of death, more than 1,500 Americans are expected to die each day from cancer or cancer related complications.  According to the American Cancer Society, there were an estimated 1.4 million new cases of cancer projected to be diagnosed in the United States in 2007   with approximately 560,000 deaths attributed to the disease.  According to the American Cancer Society, total annual cancer costs were projected to be $206.3 billion in 2006,

Government Regulations

General

We are involved in a heavily regulated sector, and our ability to remain viable will depend on favorable government decisions at various points by various agencies. From time to time, legislation is introduced in the US Congress that could significantly change the statutory provisions governing our research and development processes, as well as approval, manufacture and marketing of any products derived from such research and development activities. Additionally, healthcare is heavily regulated by the federal government and by state and local governments. The federal laws and regulations affecting healthcare change constantly, thereby increasing the uncertainty and risk associated with any healthcare related venture, including our technologies targeting diabetes and cancer. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance, or interpretations changed, and what the impact of such changes, if any, may be.

The federal government regulates healthcare through various agencies, including but not limited to the following: (i) the FDA, which administers the Food, Drug, and Cosmetic Act (“FD&C Act”), as well as other relevant laws, (ii) Centers for Medicare & Medicaid Services (“CMS”), which administers the

Medicare and Medicaid programs, (iii) the Office of Inspector General (“OIG”) which enforces various laws aimed at curtailing fraudulent or abusive practices, including by way of example, the Anti-Kickback Law, the Anti-Physician Referral Law, commonly referred to as Stark, the Anti-Inducement Law, the Civil Money Penalty Law, and the laws that authorize the OIG to exclude healthcare providers and others from participating in federal healthcare programs; and (iv) the Office of Civil Rights, which administers the privacy aspects of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). All of the aforementioned are agencies within United States Department of Health and Human Services (“HHS”).

Healthcare is also provided or regulated, as the case may be, by the Department of Defense through its TriCare program, the Public Health Service within HHS under the Public Health Service Act, the Department of Justice through the Federal False Claims Act and various criminal statutes, and state governments under Medicaid and other state sponsored or funded programs and their internal laws regulating all healthcare activities.

In addition to regulation by the FDA, in the future, we may be subject to general healthcare industry regulations. The healthcare industry is subject to extensive federal, state and local laws and regulations relating to:

•

billing for services;

•

quality of medical equipment and services;

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confidentiality, maintenance and security issues associated with medical records and individually identifiable health information;

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false claims; and

•

labeling products.

These laws and regulations are extremely complex and, in some cases, still evolving. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations. If our operations are found to be in violation of any of the federal, state or local laws and regulations that govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or curtailment of our operations. The risk of being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s time and attention from the operation of our business.

Federal Food and Drug Administration (FDA) Regulation

Any products submitted to the FDA for approval must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it longer, harder and more costly to bring any products to market; and, we cannot guarantee that approval will be granted. The pre-marketing approval process can be particularly expensive, uncertain and lengthy. A number of products for which FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling and record-keeping procedures. If we do not comply with applicable regulatory requirements, such violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

Delays in or rejection of FDA or other government entity approval may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower than expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States. In the United States more stringent FDA oversight in product clearance and enforcement activities could result in our experiencing longer approval cycles, more uncertainty, greater risk and significantly higher expenses. Even if regulatory approval is granted, this approval may entail limitations on uses for which any such product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market any products, based on our research and development program for broader or different applications or to market updated products that represent extensions of any such products.  In addition, we may not receive FDA approval to export products in the future, and countries to which products are to be exported may not approve them for import.

Any manufacturing facilities would also be subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state and foreign regulations. In addition, any discovery of previously unknown problems with any of our research and development efforts or products, if any, derived from such research and development, or facilities may result in marketing, sales and manufacturing restrictions, being imposed, as well as possible enforcement actions.

From time to time, legislative or regulatory proposals are introduced that could alter the review and approval process relating to our research and development programs and products, if any, derived from such research.  It is possible that the FDA will issue additional regulations further restricting the sale of products based on our underlying research and development activities. Any change in legislation or regulations that govern the review and approval process relating to our future products, if any, could make it more difficult and costly to obtain approval, or to produce, market, and distribute such products even if approved.

Competition

Industry

The pharmaceutical and nutraceutical industries are characterized by intense competition, rapid product development and technological change. We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting preclinical studies and clinical trials and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities. We will face competition from companies marketing existing products or developing new products for conditions targeted by our technologies, which may render our technologies obsolete.

Other than the companies listed below, at present we are not aware of any companies developing competing products or technologies based on cinnamon for diabetes.  With respect to cancer treatment, in 2006, about 400 cancer drugs from 178 companies were in clinical trials, according to the Pharmaceutical

Research and Manufacturers Association.  The description of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies; accordingly, there is no assurance that the descriptions are accurate or complete:

Companies which have or may be in the process of developing drugs or products which may be in competition with products, if any, which we may derive from our cinnamon derived diabetes technology, include, but are not necessarily limited to, the following:

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Integrity Nutraceuticals, Inc. offers Cinnulin PF®, a patented water extract of cinnamon;

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Nature’s Sunshine Products, Inc.  markets a steam-distilled, cinnamon pure essential oil;

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Nature’s Vision sells cinnamon bark extract in the form of 1000mg tablets; and

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Herb Pharm offers numerous cinnamon extracts, essential oils, and other related nutraceutical products.

Companies which have or may be in the process of developing drugs or products which may be in competition with products, if any, which we may derive from the development of our cancer targeting agents that have a cytotoxic affinity to cancer cells, include, but are not necessarily limited to, the following:

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Wyeth – Temsirolimus: an experimental drug which prolonged the lives of very sick kidney cancer patients by three and a half months.

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GlaxoSmithKline –Tykerb:  a recently approved breast cancer drug.

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Pfizer – Sutent: data have shown that Sutent is superior to alpha interferon, a popular first-line therapy used since the 1980’s, as an initial treatment for advanced kidney cancer.

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Novartis – Gleevec: used primarily to treat two obscure cancers, chronic myelogenous leukemia, a type of bone marrow cancer, and gastrointestinal stromal tumor, a rare tumor in the digestive tract.

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Lilly – Evista: a recently approved drug, is a selective estrogen receptor modulator, which means it is able to regulate the amount of estrogen hormone allowed to enter the body by manipulating or blocking ‘receptors’, sites found on the outside of cells which allow molecules such as estrogen hormone to attach.  Since estrogen receptors are over-expressed in an estimated 70% of breast cancer cases, Evista may reduce the risk of invasive breast cancer by specifically blocking these estrogen receptors in the breast. Three clinical trials over the past 10 years found that Evista reduces the risk of invasive breast cancer by 44 percent to 71 percent.

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AstraZeneca has announced plans to buy U.S. biotech firm MedImmune for $15.6 billion increasing the company’s roster of protein and cancer drugs.

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MedImmune has entered into partnership with Infinity Pharmaceuticals, which has announced plans to develop cancer drugs targeting hsp90, a heat shock protein involved in cancer, and sonic hedgehog, a gene involved in cancer and embryo development.

These companies may have numerous competitive advantages, including:

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significantly greater name recognition;

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established relations with healthcare professionals, customers and third-party payors;

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established distribution networks;

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additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

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greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products, and marketing approved products; and

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greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than products, if any, we may derive from our research and development efforts or that would render any such products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of  products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of products, if any, we may derive from our research and development efforts if and when regulatory approval is received.

A significant amount of research in the pharmaceutical industry is also being carried out at academic and government institutions.  These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more aggressive in pursuing patent protection and negotiating licensing arrangements to collect royalties for use of technology that they have developed. These institutions may also market competitive commercial products on their own or in collaboration with competitors. Any resulting increase in the cost or decrease in the availability of technology or product candidates from these institutions may affect our business strategy.

Competition with respect to our technologies is and will be based, among other things, on effectiveness, safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop products targeting diabetes and cancer through our respective research agreements with ISU and Dartmouth, complete the clinical trials and approval processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.  Please refer to “Risk Factors.”

Personnel

Competition among pharmaceutical, nutraceutical and biotechnology companies for qualified employees is intense, and there can be no assurance we will be able to attract and retain qualified individuals. If we fail to do so, this would have a material, adverse effect on the results of our operations.

We do not maintain any life insurance on the lives of any of our officers and directors. We are highly dependent on the services of our directors and officers, particularly on those of Mr. Greg Wujek. If one or all of our officers or directors die or otherwise become incapacitated, our operations could be interrupted or terminated. See “Risk Factors.”

Sales and Marketing

Ultimately, we plan to market products, if any, targeting diabetes and cancer through our respective research agreements with ISU and Dartmouth, for which we obtain regulatory approval through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization.  Please refer to “Risk Factors.”

Employees

 In addition to the full time management services provided to us by Mr. Wujek, we have administrative clerical and office staff consisting of two part time employees.  All of our research and development activities are provided on our behalf by scientists and others employed by academic institutions with which we have agreements or by third party providers.

Property

Our corporate office is located at 100 Overlook Drive, 2nd Floor, Princeton, New Jersey, 08540. Our administrative office is located at 1628 West First Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. These premises in Vancouver, British Columbia are owned by a private corporation controlled by a Mr. Harmel S, Rayat, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, Director and majority stockholder. We believe these premises are adequate for our operations.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either our property or us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us, or has an interest in any proceeding, which is adverse to us.

MANAGEMENT

The following table and text set forth the names and ages of all directors and executive officers of our company as of November 7, 2007. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by our company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under Federal securities laws.

The following persons are currently serving as our directors and executive officers:

Name

Age

Position

Director/Officer Since

Greg Wujek

45

Director, President and CEO

April 2006

Harmel S. Rayat

46

Director, Secretary, Treasurer

December 2000

Gary Branning

53

Director

September 2006

Raymond Krauss

44

      Director

October  11, 2006

GREG WUJEK - President, Chief Executive Officer, Director.

Mr. Greg Wujek earned his Bachelor’s degree in Science from Illinois State University in 1986.  From November 2000 to May 2005, Mr. Wujek was employed by Andrx Laboratories, Inc.  During his tenure at Andrx Laboratories, Mr. Wujek managed a team of over 450 individuals, and held several positions, including Vice President of Business Development, Vice President of Sales, as well as Vice President of Managed Care. During June 2005 to September 2005, Mr. Wujek performed independent consulting services for branded pharmaceutical companies.  Consulting services included sales management training, optimizing sales, managed care, and sales operations.  From September 2005 to March 2006, Mr. Wujek was employed by Savient Pharmaceuticals, Inc., where he held the position of Vice President, Sales, and was responsible for sales, operations, training, and managed care.  Mr. Wujek became our president and chief executive officer, as well as a director, on April 3, 2006.

HARMEL S. RAYAT - Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, Director.

Mr. Rayat has over 20 years of experience in the discovery, incubation and funding of early stage companies. As an established venture capitalist, Mr. Rayat’s wide investment portfolio ranges from commercial real estate to numerous cutting-edge technology-centric companies. Since January 2002, he has been president of Montgomery Asset Management Corporation, a privately held firm providing financial and managerial services to emerging growth corporations. Mr. Rayat has served, and continues to serve, as a director, executive officer and majority stockholder of a number of publicly traded and privately held corporations, including, Octillion Corp, HepaLife Technologies, Inc., Entheos Technologies, Inc., and International  Energy, Inc. Mr. Rayat has served as one of our Directors since December 4, 2000. In 2002, he was appointed our Secretary and Treasurer. On August 12, 2005, he was appointed our President, Chief Executive and Financial Officer, as well as our Principal Accounting Officer.  On April 3, 2006, Mr. Rayat

resigned as President and Chief Executive Officer. Mr. Rayat continues to serve as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.

GARY BRANNING - Director.

Mr. Branning received his Bachelor of Science degree in Business Administration from Wagner College, on Staten Island, NY, and an MBA in finance from Fairleigh Dickinson University. In 2001, Mr. Branning joined Pharmacia Corporation.  Mr. Branning was the Executive Director of Managed Markets Marketing for Pharmacia Corporation.  The Marketing Unit of the Managed Markets Marketing of Pharmacia was a service organization focused on the development of brand programs, value added services and health management programs in managed markets.  In 2003, Mr. Branning joined Managed Market Resources, a health care consulting and medical communications company as Managing Partner and Senior Vice President of Managed Market Resources.  Mr. Branning’s responsibilities included strategic consulting, new product development, business development, and executing Managed Market Resource’s sales and marketing plans. Mr. Branning joined the Company as a Director on September 13, 2006.

RAYMOND KRAUSS – Director

Mr. Raymond Krauss, earned his B.S. in Biology from North Central College, Naperville, IL in 1984 and his M.S. in Physiology (emphasis on Cardiovascular Health) from Benedictine University, Lisle, IL in 1986.  In March 2001 through March 2005, Mr. Krauss became a partner in Argavest, Inc., a regional leader in quality respiratory and critical care refurbished equipment, where he served as Vice President of Business Development.  In March 2005, Mr. Krauss launched RK Capital Group, an international medical equipment sales organization, where he continues to serve as President and Owner.  In July 2007, Mr. Raymond Krauss acquired the Illinois/Wisconsin office of HealthCare Recruiters International, the only executive search firm in the United States dedicated exclusively to the healthcare sector, where he serves as President and Owner.  Mr. Krauss joined the Company as a Director on October 11, 2006.

There are no family relationships among or between any of our officers and directors.

During the past five years, except as set forth below, none of our directors, executive officers, promoters or control persons has been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Mr. Harmel S. Rayat, EquityAlert.com, Inc., Innotech Corporation and Mr. Bhupinder S. Mann, a former part-time employee of ours (collectively, the “respondents”) consented to a cease-and-desist order pursuant to Section 8A of the Securities Act of 1933. The matter related to the public resale by EquityAlert of securities received as compensation from or on behalf of issuers for whom EquityAlert and Innotech provided public relation and stock advertising services; Mr. Rayat was the President of Innotech and EquityAlert was the wholly-owned subsidiary of Innotech at the time.

The U.S. Securities & Exchange Commission contended and alleged that EquityAlert had received the securities from persons controlling or controlled by the issuer of the securities, or under direct or indirect common control with such issuer with a view toward further distribution to the public; as a result, the U.S. Securities & Exchange Commission further alleged that the securities that EquityAlert had received  were restricted securities, not exempt from registration, and hence could not be resold to the public within a year of their receipt absent registration; and, accordingly,  the U.S. Securities & Exchange Commission further alleged, since EquityAlert effected the resale within a year of its acquisition of the securities, without registration, such resale violated Sections 5(a) and 5(c) of the Securities Act.

Without admitting or denying any of the findings and/or allegations of the U.S. Securities & Exchange Commission the respondents agreed, on October 23, 2003 to cease and desist, among other things, from committing or causing any violations and any future violations of Section 5(a) and 5(c) of the Securities Act of 1933.  In addition, EquityAlert.com, Inc. and Innotech Corporation agreed to pay disgorgement and prejudgment interest of $31,555.14 related to the sale of the allegedly restricted securities.

Scientific Advisory Board

Our Scientific Advisory Board provides advice regarding specific facets of our ongoing sponsored scientific research and development.  We believe that each member of the advisory board brings distinct scientific, clinical, and business development experience which we can call-upon during various phases of its active research and commercial development, as needed.

We use scientists, physicians and other professionals with expertise related to our technologies to advise us on scientific and clinical matters related to our research and development activities and technology assessment. Each member serves for a period of one year.

Currently, our Scientific Advisory Board members are:

Name

Age

Position

Held Position Since

James F. Lynch, PhD, MBA

48

Advisory Board Member

September 2006

Charles Lee, PhD

59

Advisory Board Member

February 2007

Mark Bossie, PhD

47

Advisory Board Member

March 2007

James F. Lynch, PhD, MBA.

Dr. James F. Lynch earned his Bachelor Of Science (BS) degree in Chemistry at Siena College, subsequently completing his Masters (MS) and Doctoral (PhD) degrees in Inorganic Chemistry at Seton Hall University, and a Masters in Business Administration (MBA) at Columbia University.

Dr. Lynch brings over two decades of pharmaceutical industry experience to us, ranging from scientific research and drug development, to holding executive and management/consulting positions with successful startups and Fortune 500 companies including Pfizer, Inc. and Sandoz Pharmaceutical Corporation (now, Novartis Pharmaceutical Corporation).

Prior to joining PhytoMedical, Dr. Lynch served as Vice President, Global Business Development at Savient Pharmaceuticals, a specialty pharmaceutical company.  Previously, he was a founding member of Reliant Pharmaceuticals, LLC, a start-up company where he served as Executive Director of Business Development and Vice President of Commercial Operations.

As a Managing Consultant with PA Consulting Group, a UK-based global technology consulting firm, Dr. Lynch directed global projects for major pharma clients including the world’s largest pharmaceutical company, Pfizer, Inc., focusing on strategic portfolio planning, drug development harmonization, capacity/capabilities assessment and outsourcing.

Dr. Lynch spent nine years at Sandoz/Novartis where he held numerous managerial positions in various functional areas, including New Product Management and Licensing, Drug Development and Project Lead for Cardiovascular and Diabetes Drug Development.

Charles Lee, PhD

Dr. Charles Lee earned his PhD in Pharmaceutical Chemistry/Pharmacokinetics at the University of California, San Francisco, and his MS degree in Physical Chemistry at Auburn University in Auburn, Alabama.

Over the course of thirty years in pharmaceutical sciences, Dr. Charles Lee has served in numerous industry and academic positions, including his recent tenure as Professor of Pharmaceutical Sciences at the Gregory School of Pharmacy, Palm Beach Atlantic University.  Previously, Dr. Lee served as Assistant Professor, University of Florida, College of Pharmacy, and as Associate Professor at the University of Houston, College of Pharmacy.

Dr. Charles Lee is an accomplished researcher with several book chapters to his credit, and publications in peer-reviewed scientific journals such as the Journal of Clinical Pharmacology, Journal of Pharmaceutical Sciences, International Journal of Pharmaceutics, and others.

Dr. Lee has served as an Ad Hoc reviewer for several National Institutes of Health study sections in the United States, and as Advisor, Bureau of Pharmaceutical Affairs, Department of Health, in Taiwan.

An expert in pharmaceutical sciences, Dr. Lee previously served as Director of Pharmacokinetics with NYSE-listed, KV Pharmaceuticals, where among other duties, he coordinated and supervised the preparation of numerous applications to the FDA, including Investigational New Drug, New Drug

Application, and Abbreviated New Drug Application submissions.  Dr. Charles Lee also served as the company’s liaison to the FDA in the United States, and foreign health authorities in Canada and Japan.

Subsequently, Dr. Charles Lee served as Assistant Director, Clinical Pharmacology at Wyeth Research, one of the world's largest research-driven pharmaceutical and health care products companies. Following his term at Wyeth, Dr. Charles Lee joined Fujisawa Healthcare, a division of Fujisawa Pharmaceuticals (now Astellas), founded in 1894 and ranked among Japan’s top five pharmaceutical companies

Mark Bossie, PhD

Dr. Bossie received a B.S. degree in Biology from The College of New Jersey (formerly Trenton State), and earned his PhD in Microbiology and Molecular Biology at Rutgers University.  Following his graduate studies, Dr. Mark Bossie joined the Molecular Biology Department at Princeton University, where he undertook and completed his post-doctoral research efforts.

Upon completion of his post-doctoral work, Dr. Bossie joined Bristol Myers-Squibb, developers of the world’s most widely used cancer treatment, Taxol®, a naturally-derived pharmaceutical compound.

Subsequently, Dr. Bossie accepted appointment as Senior Research Scientist at the Plant Biotechnology Department at American Cyanamid, and quickly rose to the rank of Group Leader, managing and leading research teams in various projects, including compound discovery.

Dr. Bossie was a central figure in the establishment of American Cyanamid’s most significant ventures into genomics-based discovery and initiatives into the use of plant biotechnology outside of crop protection.

Following the sale of American Cyanamid to BASF, Dr. Bossie accepted appointment as Research Director at Icon Genetics, a biotechnology company engaged in developing novel plant technologies targeted at the production of therapeutic pharmaceuticals in plant-based production systems.

Since the successful sale of Icon Genetics’ US interests, Dr. Mark A. Bossie has provided private consulting in the areas of biotechnology, and scientific and medical communications, working across a wide array of therapeutic disciplines for some of the world’s leading pharmaceutical companies.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from January 1, 2004 to December 31, 2006, for our Chief Executive Officer and our next most highly compensated officers who earned more than $100,000 during the fiscal year ended December 31, 2006 (the “named officers”).

Summary Compensation Table

Securities

Underlying

Name and

Options

All Other

Principal Position               Year

Salary

Bonus

Other

Granted

Compensation

Greg Wujek

2006

 $161,250

$0

$0

           2,000,000

$0

President, CEO

2005

 $0

$0

$0

0

$0

and Director

2004

 $0

$0

$0

0

$0

Harmel S. Rayat

2006

 $0

$0

$3,900

0

$0

Secretary, Treasurer

2005

 $0

$0

$1,800

0

$0

and Director

2004

 $0

$0

$3,500

0

$0

Gary Branning

2006

 $0

$0

$1,200

0

$0

Director

2005

 $0

$0

$0

0

$0

2004

 $0

$0

$0

0

$0

Rick Henson (1)

2006

 $0

$0

$1,200

0

$0

Director

2005

 $0

$0

$0

0

$0

2004

 $0

$0

$0

0

$0

Indy Panchi (2)

2006

 $0

$0

$2,850

0

$0

Director

2005

 $0

$0

$2,400

0

$0

2004

 $0

$0

$4,700

0

$0

Derek Cooper, (3)

2006

 $0

$0

$2,850

0

$0

Secretary, Treasurer

2005

 $0

$0

$1,800

0

$0

and Director

2004

 $0

$0

$3,500

0

$0

(1)  Mr. Rick Henson resigned as a Director on September 12, 2007

(2)  Mr. Indy Panchi resigned as a Director on September 13, 2006

(3)  Mr. Derek Cooper resigned as a Secretary, Treasurer and Director on September 13, 2006

Stock Option Grants in Last Fiscal Year

Shown below is further information regarding employee stock options awarded during 2006 to the named officers and directors:

Number of

% of Total

Securities

Options Granted

Underlying

to Employees

   Exercise

   Expiration

Name

Options

in 2006

   Price ($/sh)

   Date

Greg Wujek

              2,000,000

100

$0.52

August 1, 2016

Harmel Rayat

0

0

n/a

n/a

Gary Branning

0

0

n/a

n/a

Rick Henson (1)

0

0

n/a

n/a

Indy Panchi (2)

0

0

n/a

n/a

Derek Cooper (3)

0

0

n/a

n/a

(1)  Mr. Rick Henson resigned as a Director on September 12, 2007

(2)  Mr. Indy Panchi resigned as a Director on September 13, 2006

(3)  Mr. Derek Cooper resigned as a Secretary, Treasurer and Director on September 13, 2006

Aggregate Options Exercised During Last Fiscal Year and Year End Options Values

The following table shows certain information about unexercised options at year-end with respect to the named officers and directors:

Common Shares Underlying Unexercised      Value of Unexercised In-the-money

Options on December 31, 2006

            Options on December 31, 2006

Name

Exercisable

Unexercisable

              Exercisable

   Unexercisable

Greg Wujek

0

      2,000,000

0

        $1,060,000

Harmel Rayat

0

0

0

0

Gary Branning

0

0

0

0

Rick Henson (1)

0

0

0

0

Indy Panchi (2)

0

0

0

0

Derek Cooper (3)

0

0

0

0

(1)  Mr. Rick Henson resigned as a Director on September 12, 2007

(2)  Mr. Indy Panchi resigned as a Director on September 13, 2006

(3)  Mr. Derek Cooper resigned as a Secretary, Treasurer and Director on September 13, 2006

Employment Contracts and Change in Control Arrangements

Other than Mr. Wujek, we do not have any employment agreements with any of our officers and directors. On April 6, 2006, the Company entered into an employment agreement with its President and Chief Executive Officer, Mr. Greg Wujek.  Pursuant to this agreement, Mr. Wujek: (i) agreed to serve as President and Chief Executive Officer, (ii) will receive an annualized base salary of $225,000, (iii) has been granted options to purchase up to 2,250,000 shares of the Company’s common stock at an exercise price of $1.22.  Subsequently, on August 1, 2006, the Company agreed (simultaneously with the termination of 2,250,000 stock options) to enter stock option agreement with Mr. Greg Wujek for 2,000,000 common shares at an exercise price of $0.52 per share.

There are no understandings or agreements known by management at this time which would result in a change in control of our Company.  If such transactions are consummated, of which there can be no assurance, we may issue a significant number of shares of capital stock, which could result in a change in control and/or a change in our current management.

Compensation of Directors

Currently, other than our President and Chief Executive officer, Mr. Wujek, we pay our directors for their services as directors $250 per month, and in addition, each director receives $100 per board or committee meeting attended.

In the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005, we incurred $3,400, $18,300 and $6,000, respectively, in fees to directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 7, 2007 the beneficial ownership of the Company's Common Stock by each director and executive officer of the Company and each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and the executive officers and directors of the Company as a group. Unless otherwise indicated the address of each of the officers and directors is 100 Overlook Drive, 2nd Floor, Princeton, NJ  08540.

        Number of Shares

Person or Group

        of Common Stock

Percent

Harmel S. Rayat (1)

    117,561,471

59%

Greg Wujek (2)

 2,000,000

0%

Gary Branning

         0

0%

Raymond Krauss

  3,500

0%

Directors and Executive Officers

    119,564,971

59%

as a group (4 persons)

(1) Includes 31,300 shares held by Tajinder Chohan, Mr. Rayat's wife. Additionally, other members of Mr. Rayat's family hold shares and share purchase warrants. Mr. Rayat disclaims beneficial ownership of the shares and share purchase warrants beneficially owned by his wife and other family members.

(2) 2,000,000 stock options were granted on August 1, 2006, which may be acquired pursuant to options granted and exercisable under the Company's stock option plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director, Management and Consulting Fees and Stockholder Advances

In the nine months ended September 30, 2007 and the year ended December 31, 2006 and 2005, we incurred $3,400, $18,300 and $6,000, respectively, in director, management and consulting fees to directors.

Notes payable and Accrued Interest

Mr. Harmel S. Rayat has agreed to loan us up to $2,500,000 on an “as needed basis.” This commitment is not reflected in a written agreement. As at September 30, 2007, the Company had drawn down a total of $1,338,776.  As of November 7, 2007, the following promissory notes remained outstanding and payable to Mr. Rayat by the Company:

•

December, 2004 - $250,000 (unsecured promissory note issued at 8.50% per annum, due on demand)

•

March, 2005 - $750,000 (unsecured promissory note issued at 8.50% per  annum, due on demand)

Accrued interest expense on these promissory notes totaled $270,539 for the nine months ended September 30, 2007, and $193,847 and $133,228, respectively for the years ended December 31, 2006 and 2005.

Rent

Our administrative office is located at 1628 West First Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. A private corporation controlled by Mr. Harmel S. Rayat, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, Director and majority stockholder owns these premises. The Company pays a monthly rent of C$3,200 effective from April 1, 2006.

SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders.  The percentage of outstanding shares beneficially owned is based on 200,398,288 shares issued and outstanding at November 7, 2007. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name.  Beneficial ownership is determined in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and includes voting or disposition power with respect to the securities.

Name of Selling Stockholders(1)	No. of Shares Beneficially Owned Prior to the Offering	Percentage of Issued and Outstanding Shares Owned Prior to the Offering	Number of Shares To Be Sold In This Offering	Percentage of Shares To Be Owned After the Offering
HELLER CAPITAL INVESTMENTS(2)	2,000,000	1.00%	2,000,000	0
EGATNIV, LLC(3)	666,666	0.33%	666,666	0
CHASE MORTGAGE, INC.(4)	1,666,661	0.83%	1,666,666	0
THE SHAQUILLE O’NEAL REVOCABLE TRUST(5)	833,334	0.42%	833,334	0
MICHAEL & BETSY BRAUSER	2,000,000	1.00%	2,000,000	0
WHALEHAVEN CAPITAL FUND LIMITED(6)	1,666,666	0.83%	1,666,666	0
SANDOR CAPITAL MASTER FUND LP (7)	1,600,000	0.80%	1,600,000	0
LEON BRAUSER	1,000,000	0.50%	1,000,000	0

JAMES NIGRO & TIFFANY PALAGONIA	833,332	0.42%	833,332	0
JAMES DAVIDSON	666,666	0.33%	666,666	0
GRQ CONSULTANTS, INC. DEFINED PENSION BENEFIT PLAN(8)	6,666,666	3.33%	6,666,666	0
ALPHA CAPITAL AG(9)	1,666,666	0.83%	1,666,666	0
JOSEPH SIERCHIO	100,000	0.05%	100,000	0
PALLADIUM CAPITAL (10)	213,750	0.11%
TOTAL	21,580,412	10.78%	21,580,412	0

(1)

Except as otherwise noted in the notes to his table, to the best of our knowledge, the Selling Stockholders have not had a short position in our common stock; is not a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder); has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. The Selling Stockholders and any broker-dealers or agents that are involved in selling these shares are deemed to be underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

(2) Ronald Heller is the Managing Director of Heller Capital Investments and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(3) Shai Stern & Seth Farbman are Members of Egatniv, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(4) Mark Herskovitz is Vice President and a Control Person of Chase Mortgage, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(5) Lester Knispel has all authority over the Shaquille O’Neal Revocable Trust.

(6) Michael Finkelstein is an Investment Manager of Whalehaven Capital Master Fund and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(7) John S. Lemak is the General Partner of Sandor Capital Master Fund, L.P. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Sandor Capital MaterFund, L.P. is an affiliate of WFG Investments, Inc., a registered broker-dealer. Sandor Capital Master Fund, L.P. bought the shares of common stock in the ordinary course of business, and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.

(8) Mr. Barry Honig has voting and depositor authority.

(9) Konrad Ackermann is Director of Alpha Capital Anstalt and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)  Palladium Capital LLC acted as the placement agent in connection with the private placement.

PLAN OF DISTRIBUTION

Each Selling Stockholder, or their pledgees, assignees and successors-in-interest of the common stock may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

o

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o

an exchange distribution in accordance with the rules of the applicable exchange;

o

privately negotiated transactions;

o

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

o

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

o

a combination of any such methods of sale; or

o

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, or (iii) four (4)  years from the date that the registration statement was ordered effective by the Commission. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 300,000,000 shares of common stock, $0.00001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.25 per share.

As of November 7, 2007, a total of 200,398,288 shares of our common stock were issued and outstanding; no shares of preferred stock are issued and outstanding. All of the outstanding issued and capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

 Preferred Stock

Our Board of Directors has the ability to issue up to 1,000,000 shares of preferred stock in one or more series, without stockholder approval. Our Board of Directors may designate for the series:

•

the number of shares and name of the series,

•

the voting powers of the series, including the right to elect directors, if any,

•

the dividend rights and preferences, if any,

•

redemption terms, if any,

•

liquidation preferences and the amounts payable on liquidation or dissolution, and

•

the terms upon which such series may be converted into any other series or class of our stock, including the common stock and any other terms that are not prohibited by law.

 It is impossible for us to state the actual effect it will have on common stock holders if the Board of Directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our Company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Warrants

Warrants representing the right to purchase up to 10,895,081 shares of our common stock are issued and outstanding. Each Warrant is for a term of 3 years and is exercisable during the term, in whole or in part, at a price of $0.40 per share.

Provided that the shares issuable upon exercise of the Warrants are either the subject of an effective registration statement relating to their resale or subject to resale without restriction pursuant to Rule 144(k) of the Securities Act, the Warrants may be redeemed by the Company if its common stock trades at a price of $0.70 or higher for 10 consecutive trading days on the OTCBB. The Warrants are redeemable at a price of $0.01 per Warrant. Redemption is made by the Company giving a thirty (30) day written notice of redemption (following the expiration of the 10 trading day period) to the holders of the Warrants specifying a redemption date which is no less than 30 days from the date of such notice.  The Warrant holders may exercise the Warrants up to and including the Redemption Date. Any Warrants not exercised by 6:30 pm on the Redemption date may no longer be exercised and will be redeemed by the Company.

If the Company has not filed and caused to be declared effective a registration statement within one year of the original issuance date of the Warrants covering the resale of the Underlying Shares the Warrant holders, at their option, may exercise the Warrants in a cashless exercise transaction.

Options

As of November 7, 2007, 2,000,000 options for shares were outstanding under our approved stock option plan and 20,275,000 shares were available for future grants under our stock option plans. Holders of options do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options. The number of shares of common stock for which these options are exercisable and the exercise price of these options are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options.

We have filed a registration statement on Form S-8 under the Securities Act to register shares of common stock issuable under our Option Plan. Shares issued upon the exercise of stock options are eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates.

Registrar and Transfer Agent

The registrar and transfer agent for our securities is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Suite C, Scottsdale, AZ  85251.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

At the date of this prospectus, we have outstanding 200,398,288 of common stock. Of these shares, approximately 47,199,072 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 153,199,216 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144). As at September 30, 2007, 117,530,171 shares were held by persons who may be deemed our affiliates and may only be sold publicly pursuant to Rule 144.

In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of the common stock to be sold in the offering will be passed upon for us by the law firm of Sierchio, Greco & Greco, LLP. Mr. Joseph Sierchio a member of the firm beneficially owns an aggregate of 100,000 shares, which shares constitute a portion of the shares registered by us pursuant to the registration statement of which this prospectus is part.

EXPERTS

Our financial statements for each of the two years in the period ended December 31, 2006 and 2005 appearing in this prospectus and registration statement have been audited by Peterson Sullivan, PLLC., independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the U.S.  Securities & Exchange Commission on forms 8-K, 10-QSB and 10-KSB. We have filed with the U.S.  Securities & Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the U.S. Securities & Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S.  Securities & Exchange Commission at: 1-800-SEC-0330.

 The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S.  Securities & Exchange Commission at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

PHYTOMEDICAL TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

Years ended December 31, 2006 and 2005

and for the nine months ended September 30, 2007 and 2006

INDEX TO FINANCIAL STATEMENTS

PAGE

UNAUDITED FINANCIAL STATEMENTS

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2007

F-2

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS FOR

F-3

THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

UNAUDITED STATEMENT OF CHANGES IN CONSOLIDATED

F-4

STOCKHOLDERS’ EQUITY (DEFICIENCY)

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS FOR

F-5

THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

UNAUDITED NOTES TO INTERIM FINANCIAL STATEMENTS (SEPTEMBER 30, 2007)

F-6

AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITOR

F-13

BALANCE SHEETS AS OF DECEMBER 31, 2006

F-14

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

F-15

DECEMBER 31, 2006 AND 2005

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

F-16

STATEMENT OF CASH FLOWS FOR THE YEARS ENDED

F-17

DECEMBER 31, 2006 AND 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (DECEMBER 31, 2006)

F-18

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprises Technologies, Inc.)

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007
(Unaudited)

September 30,
(Expressed in U.S. Dollars)	2007

ASSETS
Current assets
Cash	$3,117,029
Prepaid expenses	641

Total current assets	3,117,670

Property and Equipment, Net (Note 4)	2,650
Intangible asset - License fee (Note 7)	20,000

Total assets	$3,140,320

LIABILITIES
Current
Accounts payable and accrued liabilities	$54,320
Interest payable - related parties (Note 5)	270,539
Promissory notes - related party (Note 5)	1,338,776

Total liabilities	1,663,635

STOCKHOLDERS' EQUITY

Stockholders' Deficiency
Preferred stock: $0.25 par value; Authorized: 1,000,000
Issued and outstanding: nil	-
Common stock: $0.00001 par value; Authorized: 300,000,000
Issued and outstanding: 200,398,288	2,004
Additional paid-in capital	26,231,404
Accumulated other comprehensive income	1
Accumulated deficit	(24,756,724)

Total stockholders' equity	1,476,685

Total liabilities and stockholders' equity	$3,140,320

(The accompanying notes are an integral part of these interim unaudited consolidated financial statements)

CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and nine months ended September 30, 2007 and 2006
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Expressed in U.S. Dollars)	2007	2006	2007	2006

Revenue	$-	$-	$-	$-

Expenses
Directors fees - related party (Note 5)	-	4,900	3,400	11,200
Investor relations	-	9,421	37,215	849,545
Interest expense - related party	29,651	25,917	81,371	86,487
Other operating expenses	108,480	210,679	448,749	516,581
Research and development costs (Notes 6, 7, 8 and 9)	30,363	190,672	120,325	484,978
Stock based compensation	190,455	556,532	1,169,697	1,026,987
	358,949	998,121	1,860,757	2,975,778

Operating loss	(358,949)	(998,121)	(1,860,757)	(2,975,778)

Other income
Interest income	5,855	4,198	9,028	12,892

Net loss available to common shareholders	$(353,094)	$(993,923)	$(1,851,729)	$(2,962,886)

Loss per common share - basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of common shares
outstanding - basic and diluted	190,411,696	187,888,012	189,860,919	187,140,867

(The accompanying notes are an integral part of these interim unaudited consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprise Technologies, Inc.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
for the nine months ended September 30, 2007 and year ended December 31, 2006
(Unaudited)

						Accumulated other	Total
	Common Stock		Additional	Accumulated	Comprehensive	comprehensive	Stockholders'
(Expressed in U.S. Dollars)	Shares	Amount	paid-in capital	deficit	loss	income	Deficiency

Balance, December 31, 2005	185,137,412	$1,851	$17,113,055	$(19,052,426)	-	-	$(1,937,520)

Common stock issued for cash	4,044,454	41	3,165,956	-	-	-	3,165,997

Stock based compensation expenses	-	-	1,443,308	-	-	-	1,443,308

Loss, year ended December 31, 2006	-	-	-	(3,852,569)	(3,852,569)	-	(3,852,569)

					(3,852,569)
Balance, December 31, 2006	189,181,866	1,892	21,722,319	(22,904,995)		-	(1,180,784)

Common stock issued for cash	533,091	5	229,995	-	-	-	230,000

Common stock issued for cash	10,683,331	107	1,910,713	-	-	-	1,910,820

Issuance of warrants on private placement	-	-	1,175,167	-	-	-	1,175,167

Issuance of warrants to broker as commission	-	-	23,513				23,513

Stock based compensation expenses	-	-	1,169,697	-	-	-	1,169,697

Foreign currency translation adjustment					1	1	1

Loss, nine months ended September 30, 2007	-	-	-	(1,851,729)	(1,851,729)	-	(1,851,729)

					$(1,851,728)
Balance, September 30, 2007	200,398,288	$2,004	$26,231,404	$(24,756,724)		$1	$1,476,685

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprise Technologies, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2007 and 2006
(Unaudited)

(Expressed in U.S. Dollars)	2007	2006

Cash flows from (used in) operating activities
Net loss	$(1,851,729)	$(2,962,886)
Adjustments for items not involving cash:
Amortization and depreciation	6,971	7,893
Stock based compensation	1,169,697	1,026,987
Change in non-cash working capital items:
Decrease (Increase) in prepaid expenses	4,147	(6,025)
Increase (Decrease) in accounts payable	(139,707)	7,181
Increase in interest payable - related party	76,692	-
Net cash used in operating activities	(733,929)	(1,926,850)

Cash flows used in investing activities
Additions to property and equipment	-	(1,367)
Additions to intangible assets	-	(20,000)
Net cash used in investing activities	-	(21,367)

Cash flows from (used in) financing activities
Net proceeds from issuance of common stock and warrants	3,339,500	2,630,998
Repayment of loan to stockholder	-	(490,000)
Proceeds from promissory notes	125,000	-
Net cash provided by financing activities	3,464,500	2,140,998

Effect on foreign exchange rate	1	-

Increase in cash	2,730,572	192,781

Cash, beginning of period	386,457	63,770
Cash, end of period	$3,117,029	$256,551

Supplemental disclosure of cash flow information:
Interest paid in cash	$4,705	$52,564
Income tax paid in cash	$-	$-

(The accompanying notes are an integral part of these interim unaudited consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

(Expressed in US Dollars)

Note 1 - Organization and Nature of Operations

PhytoMedical Technologies, Inc. (formerly Enterprise Technologies, Inc.) (the “Company”), a Nevada Corporation, has an authorized capital of 301,000,000 shares of which 300,000,000 shares are $0.00001 par value common stock and 1,000,000 shares are $0.25 par value preferred stock.  On September 7, 2004, the Company changed its name to PhytoMedical Technologies, Inc.

The Company, together with its subsidiaries, is an early stage research based pharmaceutical company focused on the identification, acquisition, development and eventual commercialization of pharmaceutical and nutraceutical compounds and formulations.

The Company has incurred net operating losses since inception. The Company faces all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company’s recurring losses raise substantial doubt about its ability to continue as a going concern.  The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company expects to incur losses from its business operations and will require additional funding during 2007. The future of the Company hereafter will depend in large part on the Company’s ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

To meet these objectives, the Company has arranged with Mr. Harmel S. Rayat, Chief Financial Officer, Director and majority shareholder of the Company a loan amount up to $2,500,000. Proceeds from the loan, which will be drawn down on an “as needed basis” at a rate of prime plus 3%, will fund the Company’s research and development plans, ongoing expenses for salaries, legal and accounting fees and a comprehensive investor relations and branding program, as well as for working capital and other contingencies. On September 25, 2007, the Company also completed a private placement of the sale of 10,683,331 units at a price of $0.30 per Unit or $3,205,000 in the aggregate.  Management believes that its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States, and include the accounts of PhytoMedical Technologies, Inc., its subsidiaries, PhytoMedical Technologies Corp. and PolyPhenol Technologies Corp., both of which were incorporated under the laws of the State of Nevada and PhytoMedical Technologies Ltd., which was incorporated in British Columbia, Canada on April 11, 2007.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Note 2 – Presentation of Interim Information

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management of PhytoMedical Technologies, Inc. and Subsidiaries, include all adjustments (of a normal recurring nature) considered necessary to present fairly the consolidated financial position as of September 30, 2007 and the consolidated results of operations for the three and nine months ended September 30, 2007 and 2006 and cash flows for the nine months ended September 30, 2007 and 2006. These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently with those used in the preparation of the Company’s 2006 Annual Report on Form 10-KSB.

Certain information and footnote disclosures normally included in the annual financial statements presented in accordance with generally accepted accounting principles in the United States have been condensed or omitted. It is suggested that the accompanying unaudited interim consolidated financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company’s 2006 Annual Report on Form 10-KSB.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities, (“EITF 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF 07-3 to have a material impact on the financial results of the Company.

There have been no pronouncements issued that are not yet effective that would have a material effect on these financial statements.

Note 3 – Earnings (Loss) Per Share

Basic earnings or loss per share is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted earnings or loss per share are based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. All loss per share amounts in the financial statements are basic loss per share because the inclusion of stock options and warrants outstanding would be antidilutive. The computation of basic and diluted loss per share is as follows at September 30, 2007:

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Numerator - net loss available to
common stockholders	$(353,094)	$(993,923)	$(1,851,729)	$(2,962,886)

Denominator - weighted average number
of common shares outstanding	190,411,696	187,888,012	189,860,919	187,140,867

Basic and diluted loss per common share	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Note 4 – Equipment

2007

Computer equipment	$2,293
Office equipment	19,613
21,906
Less: accumulated depreciation	(19,256)
$2,650

Depreciation expenses charged to operations for the three-month and nine-month periods ended September 30, 2007 were $2,324 (2006: $2,686) and $6,971 (2006: $7,893), respectively.

Note 5 - Related Party Transactions

Directors Fees:  During the three-month and nine-month periods ended September 30, 2007, the Company charged $nil (2006: $4,900) and $3,400 (2006: $11,200) to operations for director fees incurred for services rendered.

Notes Payable and Accrued Interest:  Notes Payable totaled $1,338,776 as at September 30, 2007, representing unsecured loans of

$115,000 (8.25%), $323,776 (8.50%), $750,000 (8.50%) and $150,000 (11.25%) due to Mr. Harmel S. Rayat, a director and majority shareholder of the Company. During the nine months ended September 30, 2007, the Company repaid $25,000 to the director and majority shareholder with the accrued interest of $4,679 and received cash proceed of $150,000 from a promissory note dated May 31, 2007 bearing an interest rate of 11.25% per annum. The entire principal and accrued interest is due and payable on demand. Accrued and unpaid interest on these notes as of September 30, 2007, amounted to $270,539 and is included in interest payable - related parties.

Rent: The Company’s administrative office is located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. These premises are owned by a private corporation controlled by a director and majority shareholder. The Company pays a monthly rent of C$3,200 effective from April 1, 2006. The Company paid rent of $9,281 (2006: $8,590) and $26,136 (2006: $17,103) for the three-month and nine-month periods ended September 30, 2007 respectively.

Mr. Harmel S. Rayat is an officer, director and majority stockholder of the Company.  He is also an officer, director and majority shareholder of each of HepaLife Technologies, Inc., Entheos Technologies, Inc., Octillion Corp. MicroChannel Technologies Corporation and International Energy, Inc.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 6 – Cooperative Agreements

New York University (NYU)

On July 29, 2004, PhytoMedical Technologies Corporation (“PTC”), a wholly owned subsidiary of the Company, Inc., entered into an exclusive worldwide licensing agreement with New York University (“NYU”) for certain patented inventions (“NYU Patents”) related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources.

In consideration for the grant of the License, PTC agreed to:

(a) reimburse NYU for its patent costs incurred to date;

(b) pay to NYU a royalty of 4% of the net sales of all licensed products related to medical, pharmacological, therapeutic, prophylactic, nutritional and research applications of the muira puama extract;

(c) pay NYU 20% of the net sales for all other licensed products;

(d) pay NYU 10% of all sublicense fees.

In connection with the licensing agreement, PTC granted to each of NYU and Dr. Bruce Cherksey, a NYU scientist and inventor of the NYU Patents, an option to acquire, for a period of two years from July 29, 2004, a number of shares equal to 12.5% of the outstanding common stock of PTC on a fully diluted basis. The option was exercised by Dr. Cherksey on May 30, 2006. On June 30, 2006, NYU and PhytoMedical Technologies Corporation agreed to extend the option to July 20, 2008.  All other terms and conditions of the option agreement will remain in full force and effect.

This combined 25% equity position may not be diluted until a total of $1,825,000, after deduction of all related financing costs, has been invested to further develop the technology. Thereafter, NYU and Dr. Cherksey will be diluted pari passu with other equity holders of PTC.

USDA's Agricultural Research Service (ARS) and Iowa State University (ISU)

On December 1, 2004, PolyPhenol Technologies Corporation (“PolyPhenol”), a wholly owned subsidiary of the Company, entered into a three year, three-way Cooperative Research and Development Agreement (“CRADA”) with the USDA's Agricultural Research Service (“ARS”) and Iowa State University (“ISU”). PolyPhenol committed to providing $666,366 in research funding to the ARS and $186,865 to ISU.

On March 6, 2006, PolyPhenol agreed to extend its CRADA with the USDA’s ARS and ISU for an additional two years through October 31, 2009.

Effective February 1, 2007, the Company terminated its CRADA agreement with the USDA’s Agricultural Research Service (ARS) and Iowa State University (ISU) in favor of moving all development to a true pharmaceutical contract research organization to expedite and prepare for a future Investigational New Drug (“IND”) filing.

Iowa State University (ISU)

Effective February 1, 2007, the Company, through its wholly owned subsidiary, PolyPhenol Technologies Corporation, entered into an expanded sponsored research agreement with Iowa State University (ISU). Under terms of the agreement, PhytoMedical will continue to undertake its research at ISURF for development of the Company’s novel, synthesized type A-1 ‘polyphenolic’ compounds.

Contractual Obligations to ISU:

Year 1: $62,251 to ISU in 4 quarterly installments, the first of which is due within 30 days of signing of the sponsored research agreement, the second of which is due to ISU 3 months from the previous payment;

Year 2: $70,295 to ISU in 4 quarterly installments, the first of which is due to ISU 3 months from the previous payment; and

Year 3: $72,140 to ISU in 4 quarterly installments, the first of which is due to ISU 3 months from the previous payment.

All rights, title, and interest in any subject invention made solely by the Company are owned by the Company, solely by ISU are owned by ISU, owned jointly by the two parties if made by any of the parties.

The Agreement or parts thereof, is subject to termination at any time by mutual consent.  Any party may unilaterally terminate the entire agreement at any time by giving the other parties written notice not less than sixty calendar days prior to the desired termination date.

As at September 30, 2007, the Company paid and accrued in total of $208,195 as per agreement with ISU.

Note 7 – License Agreement

On June 12, 2006, the Company, through its wholly owned subsidiary, PolyPhenol Technologies Corporation, entered into an exclusive license agreement with Iowa State University Research Foundation Inc. (“ISURF”) to develop, market and distribute novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by lead researcher, Dr. Richard Anderson of the USDA's Agricultural Research Service.

Under terms of the agreement, the Company has to pay to ISURF license fees of $320,000, of which $20,000 is payable (paid) within 30 days of execution of the agreement, $50,000 is payable upon completion of the first successful Phase 2 clinical trial and the remaining $250,000 is payable upon first approval by the regulatory authority on new drug application. In addition, ISURF will receive royalty payments equal to 5% on the net sales of products, except that 3% will apply on the net sales of pharmaceutical products. The Company will pay a minimum annual royalty of $20,000, $50,000 and $100,000 in calendar year 2010, 2011, 2012 and onwards, respectively. The Company also has to reimburse ISURF the cost incurred for filing, prosecuting and maintaining the licensed patents together with 15% of the said costs, not exceeding $10,000, as the administration fee. The Company will administrate the development, regulatory approval and commercialization of the compounds and pursue future collaborative arrangements.

As of September 30, 2007, the Company paid in total of $20,000 for the license fee and $31,223 for reimbursement of the patent costs and research expenses as per agreement with ISURF.

Note 8 – Development Agreements

The Company entered into two development agreements with Ricerca BioSciences (“Ricerca”), a world class pharmaceutical development laboratory, to begin developmental work on the Company’s BDC-03 compound for cachexia, a devastating muscle wasting condition that afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients. BDC-03 has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in a study of growing animals. Ricerca’s responsibilities will eventually expand to include the Company’s other compounds.

As at September 30, 2007, the Company paid and accrued in total of $69,958 as per the two agreements with Ricerca.

Note 9 – Research Agreement

On May 25, 2007, the Company entered into a Research Agreement with Dartmouth College (“Dartmouth”), located at Hanover, New Hampshire, in the area of cancer research, specifically furthering research and development of anti-tumor bis-acridines. Dartmouth grants the Company the option of a world-wide, royalty-bearing exclusive license under Dartmouth Pre-existing Patent Rights and Know-How to make, have made, use and sell in the field of oncology, the products embodying or produced through the use of Dartmouth’s Patent Rights, at reasonable terms and condition as the parties may agree. The Company will reimburse Dartmouth for all costs associated with obtaining and maintaining Dartmouth Pre-existing Patent Rights. Dartmouth also grants the Company the option of a world-wide, royalty-bearing exclusive license under Dartmouth Patent Rights and  Know-How, and Joint Patent Rights, to make, have made, use and sell in the field of oncology, the products embodying or produced through the use of Dartmouth's or joint inventions, at reasonable terms and conditions as the parties may agree.

As of September 30, 2007, the Company paid in total of $16,375 for research expenses as per agreement with Dartmouth.

Note 10 – Common Stock

On July 8, 2005, the Company entered into a Common Stock Purchase Agreement (“Purchase Agreement”) and a Registration Rights Agreement (“Registration Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, the Company had to issue to Fusion Capital 863,724 shares (issued) of its common stock, which Fusion has agreed to hold for twenty-five months. Fusion Capital has agreed to purchase from the Company up to $10,000,000 of the Company’s common stock over a twenty-five month period. Pursuant to the terms of the Registration Agreement, the Company has filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering shares which may be purchased by Fusion Capital under the Purchase Agreement.

On May 29, 2007, the Company and Fusion Capital mutually terminated the Common Stock Purchase Agreement. The Company did not incur any termination costs as a result of mutually terminating this Agreement.

During the three-month and nine-month periods ended September 30, 2007, Fusion Capital has purchased nil (2006: 386,478) and 533,091 (2006: 2,855,342) shares of the Company for total proceeds of $nil (2006: $210,002) and $230,000 (2006: $2,630,998) respectively.

On September 25, 2007, the Company completed a private placement of the sale of 10,683,331 units (the "Units") at a price of $0.30 per Unit (the "Unit Issue Price") or $3,205,000 in the aggregate. The Units were offered and sold to accredited investors (the “Investors”) as defined in Regulation D as promulgated under the Securities Act of 1933, as amended.

Each Unit consisted of one share (collectively, the “Unit Shares”) of the Company’s common stock and one Class A Callable Warrant to purchase a share of common stock at $0.40 per share for a period of three years from the date of issuance (the “Warrants”).  The Company agreed to file a registration statement for the purpose of registering the Unit Shares and the shares issuable upon the exercise of the Warrants, for resale by the Investors.

The Warrants are callable if the Company’s common stock trades at a price of $0.70 or higher for 10 consecutive trading days on the OTCBB. If the Company has not filed and caused to be declared effective a “Registration Statement” within one year of the original issuance date of this Warrant, covering the resale of the Warrant Shares issuable upon the exercise of this Warrant, the warrant holder, at its option, may exercise this Warrant in a cashless exercise transaction.

The Company paid the agent the following:

(a) $10,000 as a non-accountable expense fee;

(b) $85,500 as cash commissions related to the sale of the Units; and

(c) a warrant to purchase up to 213,750 shares at a price of $0.40 having the same terms and conditions as the Warrants.

Note 11 - Stock Options

As of September 30, 2007, the Company had an active stock option plan that provides shares available for options granted to employees, directors and others. Options granted to employees under the Company’s option plans generally vest over two to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

The movement of stock options can be summarized as follows:

			Remaining	Aggregate
		Weighted average	contractual	intrinsic
	Number of options	exercise price	term	value

Outstanding, December 31, 2005	9,275,000	$0.68
Granted	4,250,000	0.89
Cancelled	(2,250,000)	1.22
Outstanding, December 31, 2006	11,275,000	0.65
Cancelled	(9,275,000)	0.68
Outstanding, September 30, 2007	2,000,000	0.52	8.84 years	$-

Exercisable at September 30, 2007	-

Available for grant at September 30, 2007	20,275,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on September 30, 2007. The changes of the amount is based on the fair market value of the Company’s stock.

A summary of the Company’s unvested stock options and changes during the periods ended September 30 is as follows:

		Fair value
	Shares	per share

Outstanding at December 31, 2005	-	-
Granted during 2006	4,250,000	0.83
Cancelled during 2006	(2,250,000)	1.15
Outstanding at December 31, 2006 and September 30, 2007	2,000,000	0.48

During the three-month and nine-month periods ended September 30, 2007, compensation expenses of $190,455 (2006: $556,532) and $1,169,697 (2006: $1,026,987) respectively were recognized for options previously granted. As of September 30, 2007, the Company had $244,950 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a period of one year.

The options outstanding and exercisable as of September 30, 2007 can be summarized as follows:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Prices	2007	Life (Years)	Price	2007	Price

$0.52	2,000,000	8.84	$0.52	-	-

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 12 - Warrants

As of September 30, 2007, there were 10,897,081 warrants outstanding (Note 10). Each warrant entitles the holder to purchase one share of the common stock of the Company at an exercise price of $0.40 per share until September 25, 2010. The fair value of the 10,897,081 warrants issued on September 25, 2007 was $1,198,680 and was estimated using the Black-Scholes option pricing model with assumptions as follows:

Risk free interest rate	4.09%
Expected life of the conversion feature in years	3.0 years
Expected volatility	86.45%
Dividend per share	$0.00

The Warrants are callable if the Company’s common stock trades at a price of $0.70 or higher for 10 consecutive trading days on the OTCBB. If the Company has not filed and caused to be declared effective a “Registration Statement” within one year of the original issuance date of this Warrant, covering the resale of the Warrant Shares issuable upon the exercise of this Warrant, the warrant holder, at its option, may exercise this Warrant in a cashless exercise transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PhytoMedical Technologies, Inc.

Princeton, New Jersey

We have audited the accompanying consolidated balance sheets of PhytoMedical Technologies, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PhytoMedical Technologies, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations since inception, and has a substantial accumulated deficit.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN PLLC

March 28, 2007

Seattle, Washington

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprises Technologies, Inc.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

(Expressed in U.S. Dollars)	2006	2005

ASSETS
Current assets
Cash	$386,457	$63,770
Prepaid expenses	4,788	-

Total current assets	391,245	63,770

Property and Equipment, Net	9,621	18,881
Intangible asset - License fee (Note 6)	20,000	-

Total assets	$420,866	$82,651

LIABILITIES
Current
Accounts payable and accrued liabilities	$194,027	$113,333
Accounts payable - related parties (Note 4)	193,847	203,062
Promissory notes - related party (Note 4)	1,213,776	1,703,776

Total liabilities	1,601,650	2,020,171

STOCKHOLDERS' DEFICIENCY

Stockholders' Deficiency
Preferred stock: $0.25 par value; Authorized: 1,000,000
Issued and outstanding: nil	-	-
Common stock: $0.00001 par value; Authorized: 300,000,000
Issued and outstanding: 189,181,866 (2005: 185,137,412)	1,892	1,851
Additional paid-in capital	21,722,319	17,113,055
Accumulated deficit	(22,904,995)	(19,052,426)

Total stockholders' deficiency	(1,180,784)	(1,937,520)

Total liabilities and stockholders' deficiency	$420,866	$82,651

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprise Technologies, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2006 and 2005

(Expressed in U.S. Dollars)	2006	2005

Revenue	$-	$-

Expenses
Management fees - related party (Note 4)	18,300	6,000
Investor relations	999,894	1,589,440
Other operating expenses, including interest of
$112,403 in 2006 and $128,967 in 2005	860,801	479,685
Research and development costs (Note 5 and 6)	547,196	267,745
Stock based compensation	1,443,308	924,000
Stock offering costs	-	994,209
	3,869,499	4,261,079

Operating loss	(3,869,499)	(4,261,079)

Other income
Interest income	16,930	3,697

Net loss available to common shareholders	$(3,852,569)	$(4,257,382)

Loss per common share - basic and diluted	$(0.02)	$(0.02)

Weighted average number of common shares
outstanding - basic and diluted	187,496,408	173,456,330

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprise Technologies, Inc.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
for the years ended December 31, 2006 and 2005

						Accumulated other	Total
	Common Stock		Additional	Accumulated	Comprehensive	comprehensive	Stockholders'
(Expressed in U.S. Dollars)	Shares	Amount	paid-in capital	deficit	loss	income	Deficiency

Balance, December 31, 2004	168,541,165	$1,685	$14,210,010	$(14,795,044)	$ -	$ -	$ (583,349)

Common stock issued upon
exercise of stock options	550,000	6	419,994	-	-	-	420,000

Stock based compensation expenses	-	-	924,000	-	-	-	924,000

Common stock issued upon
exercise of warrants, at
$0.007 per share	14,285,714	143	99,857	-	-	-	100,000

Restricted common stock issued
pursuant to share purchase agreement	1,027,397	10	994,199	-	-	-	994,209

Common stock issued for cash	733,136	7	464,995	-	-	-	465,002

Loss, year ended December 31, 2005	-	-	-	(4,257,382)	(4,257,382)	-	(4,257,382)

					$ (4,257,382)
Balance, December 31, 2005	185,137,412	$1,851	$17,113,055	$(19,052,426)	-	-	$(1,937,520)

Common stock issued for cash	4,044,454	41	3,165,956	-	-	-	3,165,997

Stock based compensation expenses	-	-	1,443,308	-	-	-	1,443,308

Loss, year ended December 31, 2006	-	-	-	(3,852,569)	(3,852,569)	-	(3,852,569)

					$(3,852,569)
Balance, December 31, 2006	189,181,866	$1,892	$21,722,319	$(22,904,995)		-	$(1,180,784)

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
(Formerly Enterprise Technologies, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 2006 and 2005

(Expressed in U.S. Dollars)	2006	2005

Cash flows from operating activities
Reconciliation of net loss to net cash used in operating activities
Net loss	$(3,852,569)	$(4,257,382)
Adjustments for items not involving cash:
Accrued interest expense to stockholder	60,619	128,542
Amortization and depreciation	10,627	1,659
Stock based compensation	1,443,308	924,000
Stock offering costs	-	994,209
Change in non-cash working capital items:
Increase in prepaid expenses	(4,788)	-
Decrease in related party accounts payable	(69,834)
Increase in accounts payable	80,694	91,741
Net cash used in operating activities	(2,331,943)	(2,117,231)

Cash flows from investing activities
Additions to property and equipment	(1,367)	(20,540)
Additions to intangible asset	(20,000)	-
Net cash used in investing activities	(21,367)	(20,540)

Cash flows from financing activities
Proceeds from issuance of common stock	3,165,997	985,003
Repayment of loan to stockholder	(490,000)	(21,000)
Promissory note proceeds from a major stockholder	-	900,000
Net cash used provided by financing activities	2,675,997	1,864,003

Increase (decrease) in cash	322,687	(273,768)

Cash, beginning of year	63,770	337,538
Cash, end of year	$386,457	$63,770

Supplemental disclosure of cash flow information:
Interest paid in cash	$52,728	$425
Income tax paid in cash	$-	$-

Noncash financing activities:
Issuance of common stock as stock offering costs	$-	$994,209

(The accompanying notes are an integral part of these consolidated financial statements)

PHYTOMEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

(Formerly Enterprise Technologies, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

(Expressed in US Dollars)

Note 1 - Organization and Nature of Operations

PhytoMedical Technologies, Inc. (formerly Enterprise Technologies, Inc.) (the “Company”), a Nevada Corporation, has an authorized capital of 301,000,000 shares of which 300,000,000 shares are $0.00001 par value common stock and 1,000,000 shares are $0.25 par value preferred stock.  On September 7, 2004, the Company changed its name to PhytoMedical Technologies, Inc.

The Company, together with its subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

The Company has incurred net operating losses since inception. The Company faces all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company’s recurring losses raise substantial doubt about its ability to continue as a going concern.  The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company expects to incur losses from its business operations and will require additional funding during 2007. The future of the Company hereafter will depend in large part on the Company’s ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

To meet these objectives, the Company has arranged a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to purchase from the Company up to $10,000,000 of the Company’s common stock over a twenty-five month period (Note 8). Management believes that its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Note 2 – Significant Accounting Policies

(a) Principles of Accounting

These financial statements are stated in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

(b) Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States, and include the accounts of PhytoMedical Technologies, Inc. and its subsidiaries, PhytoMedical Technologies Corp. and PolyPhenol Technologies Corp., which both were incorporated under the laws of the State of Nevada.  All significant inter-company transactions and accounts have been eliminated in consolidation.

(c) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

(d) Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents for the years ended December 31, 2006 and 2005. The Company occasionally has cash deposits in excess of insured limits. The Company places its cash and cash equivalents with high credit quality financial institutions.

(e) Equipment and Depreciation

Equipment is initially recorded at cost and is depreciated under the straight-line method over its estimated useful life as follows:

Computer equipment

2 years

Office equipment

2 years

Repairs and maintenance costs are charged to operations as incurred.

(f) Research and Development Costs

Research and development costs are expensed as incurred.

(g) Fair Value of Financial Instruments

Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, accounts payable - related parties, and notes/advances payable to related parties approximates their fair value because of the short-term nature of these instruments.

(h) Advertising Expenses

The Company expenses advertising costs as incurred. The Company did not incur any advertising costs during the years ended December 31, 2006 and 2005.

(i) Impairment and Disposal of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with the  guidance established in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

(j) Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

(k) Earnings (Loss) Per Share

Basic earnings (loss) per share is based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings (loss) per share is computed by dividing income (loss)  (numerator) applicable to common stockholders by the weighted average number of common stocks outstanding (denominator) for the period. All earnings (loss) per share amounts in the financial statements are basic earnings (loss) per share, as defined by SFAS No. 128, “Earnings Per Share”. Diluted earnings (loss) per share does not differ materially from basic earnings per share for all periods presented. Convertible securities that could potentially dilute basic earnings (loss) per share in the future, such as options and warrants, are not included in the computation of diluted earnings (loss) per share because to do so would be anti-dilutive.

(l) Stock-Based Compensation

On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, (“SFAS 123R).  Prior to January 1, 2006, the Company accounted for stock-based payments under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  In accordance with APB 25, no compensation cost was required to be recognized for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant.

The Company adopted SFAS 123R using the modified-prospective transition method.  Under that transition method, compensation cost recognized for the year ended December 31, 2006, and thereafter will include:  (a) compensation costs for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.  The financial results for the prior periods have not been restated.  The Company will amortize stock compensation cost ratably over the requisite service period.

Had compensation expense for the Company's stock-based compensation plans been determined under SFAS No. 123, based on the fair market value at the grant dates, the Company's pro forma net loss and pro forma net loss per share would have been reflected as follows:

2005

Net income (loss)	$(4,257,382)
Stock-based employee compensation
expenses as determined under the
fair value based method	(4,158,131)
Stock-based compensation using intrinsic value	924,000
Pro-forma	$(7,491,513)

Net income (loss) per stock -
basic and diluted
As reported	$(0.02)
Pro-forma	$(0.04)

The weighted average fair values of the options vested in 2005 was estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions:  dividend yield of 0%, expected volatility of 91.5%, risk free interest rates of 3.6%, and expected lives of 3.4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.  Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable measure of the fair value of its stock options.

(m) Comprehensive Income (Loss)

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statements of Changes in Stockholders' Equity (Deficiency). Comprehensive income (loss) comprises all equity changes except those resulting from investments by owners and distributions to owners.

(n) Foreign Currency Translations

The Company maintains both U.S. Dollar and Canadian Dollar bank accounts at a financial institution in Canada. Foreign currency transactions are translated into their functional currency, which is U.S. Dollar, in the following manner:

At the translation date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into U.S. Dollars by using the exchange rate in effect at that date. There are no subsidiaries using a functional currency other than the U.S. Dollar at December 31, 2006 and 2005. Transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations.

(o) Accounting for Derivative Instruments and Hedging Activities

The Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value.  If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.  The adoption of this pronouncement does not have an impact on the Company’s financial statements.

(p) Intangible Assets

The Company adopted the SFAS No. 142, “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life to not be amortized but rather tested at least annually for impairment.  Intangible assets with a definite life are required to be amortized over its useful life.

The intangible asset is not amortized but we perform the annual review for possible impairment in the fourth calendar quarter of each year.  No Intangible asset impairment was recognized based on the evaluations performed.

(q) Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties (See Note 4).

(r) Stock Offering Costs

As discussed in Note 8, the fair value of stock issued to Fusion Capital under the stock purchase agreement was expensed in the year the stock was issued because the agreement can be terminated without the stock being returned.

(s) New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 is effective for financial statements as of December 15, 2006.  The adoption of FIN 48 is expected to have no impact on the Company's financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying SFAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for financial statements as of December 31, 2006. The adoption of FAS No. 158 is expected to have no impact on the Company's financial statements.

Note 3 – Equipment

	2006	2005

Computer equipment	$2,293	$19,266
Office equipment	19,613	1,274
	21,906	20,540
Less: accumulated depreciation	(12,285)	(1,659)
	$9,621	$18,881

Depreciation expenses charged to operations for the year ended December 31, 2006 were $10,627 (2005: $1,659).

Note 4 - Related Party Transactions

Management Fees:  During the year ended December 31, 2006, the Company charged $18,300 (2005: $6,000) to operations for director fees incurred for services rendered by directors. As of December 31, 2006, the Company owed $nil (2005: $63,000) for outstanding management fees owed to a director and major shareholder, which is included in accounts payable – related parties.

Notes Payable and Accrued Interest:  Notes Payable totaled $1,213,776 as at December 31, 2006 (2005: $1,703,776), representing unsecured loans of $140,000 (8.25%), $323,776 (8.50%) and $750,000 (8.50%) due to Mr. Harmel S. Rayat, a director and majority shareholder of the Company. During the year ended December 31, 2006, the Company repaid $490,000 to the director and majority shareholder with the accrued interest of $51,785. The entire principal and accrued interest is due and payable on demand. Accrued and unpaid interest on these notes as of December 31, 2006, amounted to $193,847 (December 31, 2005 - $133,228) and is included in accounts payable - related parties.

Rent: The Company’s principal office is located at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia, Canada, V6J 1G1. These premises are owned by a private corporation controlled by a director and majority shareholder. The Company pays a monthly rent of C$3,200 effective from April 1, 2006. The Company paid rent of $25,555 (2005: $nil) for the year ended December 31, 2006.

Mr. Harmel S. Rayat is an officer, director and majority stockholder of the Company.  He is also an officer, director and majority shareholder of each of HepaLife Technologies, Inc., Entheos Technologies, Inc., Octillion Corp. and International Energy, Inc.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 5 – Cooperative Agreements

On July 29, 2004, PhytoMedical Technologies Corporation (“PTC”), a wholly owned subsidiary of the Company, Inc., entered into an exclusive worldwide licensing agreement with New York University (“NYU”) for certain patented inventions (“NYU Patents”) related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources.

In consideration for the grant of the License, PTC agreed to:

(a) reimburse NYU for its patent costs incurred to date;

(b) pay to NYU a royalty of 4% of the net sales of all licensed products related to medical, pharmacological, therapeutic, prophylactic, nutritional and research applications of the muira puama extract;

(c) pay NYU 20% of the net sales for all other licensed products;

(d) pay NYU 10% of all sublicense fees.

In connection with the licensing agreement, PTC granted to each of NYU and Dr. Bruce Cherksey, a NYU scientist and inventor of the NYU Patents, an option to acquire, for a period of two years from July 29, 2004, a number of shares equal to 12.5% of the outstanding common stock of PTC on a fully diluted basis. The option was exercised by Dr. Cherksey on May 30, 2006. On June 30, 2006, NYU and PhytoMedical Technologies Corporation agreed to extend the option to July 20, 2008.  All other terms and conditions of the option agreement will remain in full force and effect.

This combined 25% equity position may not be diluted until a total of $1,825,000, after deduction of all related financing costs, has been invested to further develop the technology. Thereafter, NYU and Dr. Cherksey will be diluted pari passu with other equity holders of PTC.

On December 1, 2004, PolyPhenol Technologies Corporation (“PolyPhenol”), a wholly owned subsidiary of the Company, entered into a three year, three-way Cooperative Research and Development Agreement (“CRADA”) with the USDA's Agricultural Research Service (“ARS”) and Iowa State University (“ISU”). PolyPhenol committed to providing $666,366 in research funding to the ARS and $186,865 to ISU under the following schedule below.

On March 6, 2006, PolyPhenol agreed to extend its CRADA with the USDA’s ARS and ISU for an additional two years through October 31, 2009.

The USDA’s Agricultural Research Service will receive $1,760,845, or $1,094,479 in additional funds, to support the research work and related administrative costs.  This represents a 164% increase over the prior funding commitment of $666,366.

ARS:

Year 1: $238,300 in 4 installments, the first of which is due to ARS within 30 days of signing of the CRADA, with the following three payments commencing at the hiring of appropriate research personnel  and at three month intervals thereafter;

Year 2: $482,964 in 4 quarterly installments, the first of which is due to ARS 3 months from the previous payment; and

Year 3: $507,114 in 4 quarterly installments, the first of which is due to ARS 3 months from the previous payment.

Year 4: $532,467 in 4 quarterly installments, the first of which is due to ARS 3 months from the previous payment.

The agreement was terminated by mutual agreement in December 2006. As of December 31, 2006, the Company totally incurred $640,819 under the agreement with USDA’s ARS.

ISU:

Year 1: $60,000 to ISU in 4 quarterly installments, the first of which is due within 30 days of signing of the CRADA, with the following three payments commencing at the hiring of appropriate research personnel  and at three month intervals thereafter;

Year 2: $62,251 to ISU in 4 quarterly installments, the first of which is due to ISU 3 months from the previous payment; and

Year 3: $70,295 to ISU in 4 quarterly installments, the first of which is due to ISU 3 months from the previous payment.

Year 4: $72,140 to ISU in 4 quarterly installments, the first of which is due to ISU 3 months from the previous payment.

As at December 31, 2006, the Company paid in total of $137,252 as per agreement with ISU.

All rights, title, and interest in any subject invention made solely by employee(s) of ARS shall be owned by ARS, solely by the Company are owned by the Company, solely by ISU are owned by ISU, owned jointly by any of three parties if made by any of those parties.

The Agreement or parts thereof, is subject to termination at any time by mutual consent.  Any party may unilaterally terminate the entire agreement at any time by giving the other parties written notice not less than sixty calendar days prior to the desired termination date.

Note 6 – License Agreement

On June 12, 2006, the Company, through its wholly owned subsidiary, PolyPhenol Technologies Corporation, entered into an exclusive license agreement with Iowa State University Research Foundation Inc. (“ISURF”) to develop, market and distribute novel synthesized compounds derived from type A-1 polyphenols, which have been linked to insulin sensitivity by lead researcher, Dr. Richard Anderson of the USDA's Agricultural Research Service.

Under terms of the agreement, the Company has to pay to ISURF license fees of $320,000, of which $20,000 is payable (paid) within 30 days of execution of the agreement, $50,000 is payable upon completion of the first successful Phase 2 clinical trial and the remaining $250,000 is payable upon first approval by the regulatory authority on new drug application. In addition, ISURF will receive royalty payments equal to 5% on the net sales of products, except that 3% will apply on the net sales of pharmaceutical products. The Company will pay a minimum annual royalty of $20,000, $50,000 and $100,000 in calendar year 2010, 2011, 2012 and onwards, respectively. The Company also has to reimburse ISURF the cost incurred for filing, prosecuting and maintaining the licensed patents together with 15% of the said costs, not exceeding $10,000, as the administration fee. The Company will administrate the development, regulatory approval and commercialization of the compounds and pursue future collaborative arrangements.

As of December 31, 2006, the Company paid in total of $20,000 for the license fee and $25,381 for reimbursement of the patent costs and research expenses as per agreement with ISURF.

Note 7 – Development Agreements

During the quarter ended September 30, 2006, the Company entered into two development agreements with Ricerca BioSciences (“Ricerca”), a world class pharmaceutical development laboratory, to begin developmental work on the Company’s BDC-03 compound for cachexia, a devastating muscle wasting condition that afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients. BDC-03 has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in a study of growing animals. Ricerca’s responsibilities will eventually expand to include the Company’s other compounds.

As at December 31, 2006, the Company paid in total of $51,558 as per the two agreements with Ricerca.

Note 8 – Common Stock

On July 8, 2005, the Company entered into a Common Stock Purchase Agreement (“Purchase Agreement”) and a Registration Rights Agreement (“Registration Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, the Company had to issue to Fusion Capital 863,724 shares (issued) of its common stock, which Fusion has agreed to hold for twenty-five months. Fusion Capital has agreed to purchase from the Company up to $10,000,000 of the Company’s common stock over a twenty-five month period. Pursuant to the terms of the Registration Agreement, the Company has filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering shares which may be purchased by Fusion Capital under the Purchase Agreement.

The Registration Statement was declared effective on October 14, 2005. On each trading day during the term of the Purchase Agreement, the Company has the right to sell to Fusion Capital $20,000 of the Company’s common stock at a purchase price equal to the lower of the (a) the lowest sale price of the common stock on such trading day and (b) the arithmetic average of the three (3) lowest closing sale prices for the common stock during the twelve (12) consecutive trading days immediately preceding the date of purchase. At the Company’s option, Fusion Capital can be required to purchase fewer or greater amounts of common stock each month. The Company has the right to control the timing and the number of shares sold to Fusion Capital.

The Company shall always have the right at any time to decrease the amount of the daily purchase amount by delivering written notice to the buyer which notice shall specify the new daily purchase amount.  The decrease in the daily purchase amount shall become effective one trading day after receipt by the buyer of the daily purchase amount decrease notice. The Company shall have the right (but not the obligation) to increase the amount of the daily purchase amount in accordance with the terms and conditions set forth in this Section 1(c)(iii) by delivering written notice to the buyer stating the new amount of the daily purchase amount. With respect to increases in the daily purchase amount above the original daily purchase amount, as the market price for the Common Stock increases the Company shall have the right from time to time to increase the daily purchase amount as follows.  For every $0.20 increase in threshold price above $1.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), the Company shall have the right to increase the daily purchase amount by up to an additional $2,000 in excess of the original daily purchase amount.  “Threshold price” for purposes hereof means the lowest sale price of the Common Stock during the five (5) consecutive trading days immediately prior to the submission to the buyer of a daily purchase amount increase notice (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).  For example, if the threshold price is $1.20, the Company shall have the right to increase the daily purchase amount to up to $22,000 in the aggregate.  If the threshold price is $2.00, the Company shall have the right to increase the daily purchase amount to up to $30,000 in the aggregate.

During the year ended December 31, 2006, Fusion Capital has purchased 4,044,454 (2005: 733,136) shares of the Company for total proceeds of $3,165,997 (2005: $465,002).

As of March 23, 2007, Fusion Capital has purchased 5,310,681 shares of common stock of the Company for total proceeds of $3,860,999.

Note 9 – Warrants

The movement of share purchase warrants can be summarized as follows:

		Weighted average
	Number of warrants	exercise price

Balance, December 31, 2004	14,285,714	$0.007
Exercised	(14,285,714)	0.007
Balance, December 31, 2006 and 2005	-

As of December 31, 2006, there are no outstanding share purchase warrants.

Note 10 - Stock Options

As of December 31, 2006, the Company had an active stock option plan that provides shares available for options granted to employees, directors and others. Options granted to employees under the Company’s option plans generally vest over two to five years or as otherwise determined by the plan administrator. Options to purchase shares expire no later than ten years after the date of grant.

The movement of stock options can be summarized as follows:

			Remaining	Aggregate
		Weighted average	contractual	intrinsic
	Number of options	exercise price	term	value

Outstanding, December 31, 2004	4,575,000	$0.24
Granted	6,700,000	0.90
Exercised	(550,000)	0.76
Cancelled	(1,450,000)	0.24
Outstanding, December 31, 2005	9,275,000	0.68
Granted	4,250,000	0.89
Cancelled	(2,250,000)	1.22
Outstanding, December 31, 2006	11,275,000	0.65	8.12 years	$882,750

Exercisable at December 31, 2006	9,275,000	0.68	7.81 years	$862,750

Available for grant at December 31, 2006	11,000,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of 2006 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2006. This amount changes based on the fair market value of the Company’s stock. Total intrinsic value of options exercised was $nil (2005: $176,500) for the year ended December 31, 2006. Weighted average fair value of options granted during the year ended December 31, 2006 was $0.83 (2005: $0.62) per share.

A summary of the Company’s unvested stock options and changes during the years ended December 31 is as follows:

		Fair value
	Shares	per share

Outstanding at December 31, 2004	-	$-
Granted during 2005	-	-
Vested during 2005	(6,700,000)	0.62
Outstanding at December 31, 2005	-	-
Granted during 2006	4,250,000	0.83
Cancelled during 2006	(2,250,000)	(1.15)
Outstanding at December 31, 2006	2,000,000	0.48

On April 4, 2006, the Company granted 2,250,000 stock options at an exercise price of $1.22 to an employee, expiring on April 4, 2016. The vesting periods for the options are as follows: 250,000 stock options shall vest if and when an IND is filed for any current or future compound; another 250,000 stock options shall vest if and when a phase 1 clinical trial is commenced for any current or future compound; 1,750,000 stock options shall vest if and when the Company acquires any current or future compound or enters into a strategic collaborative agreement for any current or future compound.

As the 2,250,000 stock options will vest based on certain performance conditions, the Company expects that the first 250,000 stock options will vest at around 16 months from the date of grant, the second 250,000 stock options will vest at around 22 months from the date of grant and the remaining 1,750,000 stock options will vest at around 16 months from the date of grant. The fair value of each batch of stock options will be amortized over their expected service periods. The Company will periodically reassess the probability of the performance conditions being met and the estimated service period of each batch of stock options.

The fair value of the 2,250,000 stock options granted was estimated at $1.15 each, for a total amount of $2,587,500, by using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, expected volatility of 91.8%, risk-free interest rates of 4.15%, and expected life of three years.

On August 1, 2006, the Company cancelled 2,250,000 stock options granted to an employee on April 6, 2006, while simultaneously granting 2,000,000 stock options. The 2,000,000 stock options have an exercise price of $0.52 per share, the closing price of the Company’s shares on July 31, 2006.  The options vest as follows: (a) 250,000 options shall vest if and when an Investigational New Drug (IND) application is filed for any current or future compounds;  (b) 250,000 options shall vest if and when a phase I clinical trial is commenced for any current or future compounds; and  (c) 1,500,000 options shall vest if and when the Company or a wholly owned subsidiary or any one current or future compound is acquired, in whole or in part, or when either through the Company or a subsidiary, enters into a strategic collaborative agreement for any one current or future compound, provided that the Company’s Board of Directors has approved, by written resolution, any such acquisition, sale or agreement.

As the 2,000,000 stock options will vest based on certain performance conditions, the Company expects that the first 250,000 stock options will vest at around 12 months from the date of grant, the second 250,000 stock options will vest at around 18 months from the date of grant and the remaining 1,500,000 stock options will vest at around 12 months from the date of grant. The fair value of each batch of stock options will be amortized over their expected service periods. The Company will periodically reassess the probability of the performance conditions being met and the estimated service period of each batch of stock options.

The fair value of the 2,000,000 options granted was estimated at $0.48 each, for a total of amount of $960,000, by using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 89.7%, risk-free interest rates of 4.91%, and expected lives of three years.

Additional stock-based compensation expense of $80,000 was recognized as a result of the cancellation and re-issuance of stock options.

During the year ended December 31, 2006, compensation expenses of $1,443,308 (2005: $924,000) was recognized for options previously granted and vesting over time. As of December 31, 2006, the Company had $1,224,192 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a period of one year.

The options outstanding and exercisable as of December 31, 2006 can be summarized as follows:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	December 31,	Contractual	Exercise	December 31,	Exercise
Prices	2006	Life (Years)	Price	2006	Price

$0.24	2,975,000	6.73	$0.24	2,975,000	$0.24
0.52	2,000,000	9.59	0.52	-	-
0.60	1,200,000	8.93	0.60	1,200,000	0.60
0.96	5,100,000	8.17	0.96	5,100,000	0.96
$0.24 - $0.96	11,275,000	8.12	$0.65	9,275,000	$0.68

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

All options other than those issued in 2006 were cancelled effective March 5, 2007.

Note 11 - Income Taxes

There is no current or deferred tax expense for the years ended December 31, 2006 and 2005, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry-forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes and has recorded a 100% valuation allowance against the deferred tax asset.

The income tax effect, utilizing a 34% income tax rate, of temporary differences giving rise to the deferred tax assets and deferred tax liabilities is a result of the following:

	2006	2005

Deferred tax assets:
Net operating loss carryforwards	$6,192,000	$5,710,000
Research and development expenses	305,000	-
Stock based compensation	490,000	-
Valuation allowance	(6,987,000)	(5,710,000)
Net deferred tax assets	$-	$-

The 2006 increase in the valuation allowance was $1,277,000 (2005:  $795,000).

The Company has available net operating loss carry-forwards of approximately $18,213,000 for tax purposes to offset future taxable income, which expires commencing 2008 through to the year 2026. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company’s net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for each of the years during the years ended December 31 follows:

	2006	2005

Statutory federal income tax rate	-34.0%	-34.0%
Valuation allowance	34.0%	26.1%
Stock offering costs	0.0%	7.9%
Effective income tax rate	0.0%	0.0%

PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws contains indemnification provisions that provide substantially comparable indemnification provisions of the NRS.

The foregoing is only a summary of the indemnification provisions of our Bylaws and contracts and is qualified by reference to our Articles of Incorporation and Bylaws in their entirety.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or preceding that may result in a claim for such indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

U.S.  Securities & Exchange Commission

Registration Fee

$      255

Accounting Fees and Expenses

$ 10,000

Legal Fees and Expenses

$ 25,000

Transfer Agent Fees

$   2,500

Miscellaneous Expenses

$   2,500

TOTAL

$ 40,255

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have offered and sold the following shares of common stock, which were not registered under the Securities Act of 1933, as amended.

On July 8, 2005, we issued 863,724 restricted common shares to Fusion Capital Fund II, LLC pursuant to the terms of a common stock purchase agreement. The registrant believes that the offer and sale of these securities (and the delivery of the common stock purchase agreement) were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D as promulgated under the Securities Act.

On September 25, 2007, we completed a $3,205,000 private placement (the “Private Placement”), for which Palladium Capital, LLC (“Palladium”), acted as the exclusive placement agent. The Private Placement consisted of the sale of 10,683,331 units (the “Units”) at a price of $0.30 per Unit (the “Unit Issue Price”) or $3,205,000 in the aggregate.

Each Unit consisted of one share (collectively, the “Unit Shares”) of the Company’s common stock and one Class A Callable Warrant to purchase a share of common stock (collectively, the “Underlying Shares”) at $0.40 per share for a period of five years from the date of issuance (the “Warrants”).  In connection with the Private Placement the Company agreed to file a registration statement for the purpose of registering the Unit Shares and the shares issuable upon the exercise of the Warrants, for resale by the Selling Stockholders. The Unit Shares comprise approximately 5.3% of the Company’s issued and outstanding shares as at September 25, 2007.

The Units were offered and sold to 13 accredited investors as defined in, and in accordance with, Regulation D as promulgated under the Securities Act and all of whom are named as Selling Stockholders in this prospectus.

The Warrants are callable if the Company’s common stock trades at a price of $0.70 or higher for 10 consecutive trading days on the OTCBB. If the Company has not filed and caused to be declared effective a registration statement with respect to the Unit Shares and the Underlying Shares within one year of the original issuance date of this Warrant, covering the resale of the Underlying Shares issuable upon the exercise of this Warrant, the warrant holder, at its option, may exercise this Warrant in a cashless exercise transaction.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.

Description

3.1

Amended and Restated Articles of Incorporation, filed August 15, 1996 (1)

3.2

By-laws, filed August 15, 1996 (1)

4.1

Promissory Note between the Company and Harmel S. Rayat, filed March 1, 2005 (2)

4.2

Promissory Note between the Company and Harmel S. Rayat, filed March 8, 2005 (3)

4.3

Agreement terminating the Common Stock Purchase Agreement with Fusion Capital Fund II, LLC, filed May 31, 2007 (4)

4.4

Form of Subscription Agreement between the Selling Stockholders and the Company.

4.5

Form of Registration Rights Agreement between the Selling Stockholders and the Company.

4.6

Form of Class A Warrant.

4.7

Form of Placement Agent Warrant.

5.0

Opinion of Sierchio Greco & Greco, LLP

10.1

Employment agreement between the Company and Greg Wujek (5)

10.2

Grant of $0.52 stock options to employees, directors, officers and consultants (6)

10.3

Agreement dated June 12, 2006 between the Company and Iowa State University (7)

10.4

Agreement dated April 3, 2007 between the Company and Iowa State University (8)

10.5

Agreement dated May 25, 2007 between the Company and Dartmouth College (9)

23.1

Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.0 hereto)

23.2

Consent of Peterson Sullivan, PLLC

Notes

(1)

The documents identified are incorporated by reference from the Company's Registration Statement on Form 10-SB12G (No. 000-28790).

(2)

Incorporated by reference from the Company’s Form 8-K filed on March 8, 2005.

(3)

Incorporated by reference from the Company’s Form 8-K filed on May 31, 2007.

(4)

Incorporated by reference from the Company’s Form 8-K filed on May 31, 2007.

(5)

Incorporated by reference from the Company’s Form 8-K filed on April 7, 2007.

(6)

Incorporated by reference from the Company’s Form 8-K filed on August 4, 2006.

(7)

Incorporated by reference from the Company’s Form 8-K filed on June 16, 2006.

(8)

Incorporated by reference from the Company’s Form 8-K filed on April 5, 2007.

(9)

 Incorporated by reference from the Company’s Form 8-K filed on May 31, 2007.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on this 7th day of November, 2007.

PhytoMedical Technologies, Inc.

By: /s/ Greg Wujek

Greg Wujek

President, Chief Executive Officer and Director

By: /s/ Harmel S. Rayat

Harmel S. Rayat

Secretary, Treasuer,

Chief Financial Officer,

Principal Accounting Officer

and Director

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature

Title

Date

/s/ Gary Branning

Director

November 7, 2007

Gary Branning

/s/ Raymond Krauss

Director

November 7, 2007

Raymond Krauss

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Harmel S. Rayat,  his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature

Title

Date

/s/ Greg Wujek

President, Chief Executive Officer

November 7, 2007

Greg Wujek

and Director

/s/Gary Branning

Director

November 7, 2007

Gary Branning

/s/ Raymond Krauss

Director

November 7, 2007

Raymond Krauss